 Exhibit (a)(1)(i)
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING ORDINARY SHARES INCLUDING ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES
OF
SKY SOLAR HOLDINGS, LTD.
AT
$0.30 PER ORDINARY SHARE
AND
$6.00 PER AMERICAN DEPOSITARY SHARE
BY
SQUARE ACQUISITION CO.
A WHOLLY OWNED SUBSIDIARY OF
SQUARE LIMITED
Japan NK Investment K.K.
IDG-Accel China Capital L.P.
IDG-Accel China Capital Investors L.P.
Jolmo Solar Capital Ltd.
CES Holding Ltd.
Jing Kang
Bin Shi
Sino-Century HX Investments Limited
Kai Ding
TCL Transportation Holdings Limited
Esteem Venture Investment Limited
Mamaya Investments Ltd
Xanadu Investment Ltd. (H.K.)
Abdullateef A. AL-Tammar
Development Holding Company Ltd.
Bjoern Ludvig Ulfsson Nilsson

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JULY 31, 2020, UNLESS THE OFFER IS EXTENDED.

Square Acquisition Co., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Purchaser”) and a wholly owned subsidiary of Square Limited, itself an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), which upon consummation of the Offer shall be wholly owned by Japan NK Investment K.K., a joint stock company organized under the laws of Japan (“JNKI”), IDG-Accel China Capital L.P., a limited partnership organized under the laws of the Cayman Islands (“IDG CC”), IDG-Accel China Capital Investors L.P., a limited partnership organized under the laws of the Cayman Islands (“IDG CCI”, and together with IDG CC, “IDG”), Jolmo Solar Capital Ltd., a limited company organized under the laws of the British Virgin Islands (“Jolmo”), CES Holding Ltd., a limited company organized under the laws of Hong Kong (“CES”), Jing Kang, a natural person and citizen of Canada, Bin Shi, a natural person and citizen of the People’s Republic of China, Sino-Century HX Investments Limited, an exempted company with limited liability organized under the laws of the Cayman Islands (“SCHI”), Kai Ding, a natural person and citizen of the People’s Republic of China, TCL Transportation Holdings Limited, a limited company organized under the laws of the British Virgin Islands (“TCL”), Esteem Venture Investment Limited, a limited company organized under the laws of the British Virgin Islands (“Esteem”), Mamaya Investments Ltd, a limited company organized under the laws of the British Virgin Islands (“Mamaya”), Xanadu Investment Ltd. (H.K.), a company incorporated with limited liability under the laws of Hong Kong (“Xanadu”), Abdullateef A. AL-Tammar, a natural person and citizen of Kuwait, Development Holding Company Ltd., an exempted company with limited liability organized under the laws of the Cayman Islands (“DHCL”) and Bjoern Ludvig Ulfsson Nilsson, a natural person and citizen of Sweden (JNKI, IDG, Jolmo, CES, Jing Kang, Bin Shi, SCHI, Kai Ding, TCL, Esteem, Mamaya, Xanadu, Abdullateef A. AL-Tammar, DHCL and Bjoern Ludvig Ulfsson Nilsson, collectively with Parent and Purchaser, the “Offeror Group”), is offering to purchase all of the issued and outstanding ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) including all Ordinary Shares represented by American depositary shares (the “ADSs,” each representing twenty Ordinary Shares), of Sky Solar Holdings, Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“SKYS” or the “Company”) not currently owned by Offeror Group (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer), at a price of $0.30 in cash per Ordinary Share, or $6.00 in cash per ADS, net to the seller in cash, without interest and less any ADS cancellation fees and other related fees and withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related letter of transmittal for Ordinary Shares (the “Share Letter of Transmittal”) and the related letter of transmittal for ADSs (the “ADS Letter of Transmittal,” together with the Share Letter of Transmittal, “Letters of Transmittal”) which, together with any amendments or supplements, collectively constitute the “Offer.” Following the purchase by Purchaser of shares of the Company in the Offer, Parent intends to cause the Company to merge with and into Purchaser (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. As a result of the merger, each outstanding Ordinary Share/ADS (other than any Ordinary Shares/ADSs owned by Offeror Group) will be converted into the right to receive the Offer Price.
The board of directors of the Company has not made a public statement as to whether they recommend that the Company shareholders tender their Ordinary Shares and/or ADSs into the Offer. The Company is required to make a recommendation or state that it is neutral or is unable to take a position with respect to the Offer, and to publish such recommendation or send it to Company shareholders within ten business days from the date of this Offer to Purchase. We encourage the Company shareholders to carefully read such statement when it becomes available.
The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Ordinary Shares (including Ordinary Shares represented by ADSs) that, together with any other shares of the Company beneficially owned by Purchaser and the Offeror Group, constitutes at least 90% of the total voting power represented by the outstanding shares of the Company (the “Minimum Condition”); and (ii) the commitment letter for debt financing shall remain in full force and effect as of the expiration of the Offer, pursuant to which Purchaser and Parent shall have sufficient funds, after taking into consideration the aggregate proceeds of the debt financing contemplated thereby, to pay (x) the aggregate Offer price assuming all of the Ordinary Shares and ADSs that are issued and outstanding and not owned by Offeror Group (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer) are validly tendered and not properly withdrawn and (y) all fees and expenses expected to be incurred in connection with the Offer (the “Financing Condition”). The Offer is also conditioned upon certain other conditions set forth in this Offer to Purchase. See “The Offer — Section 11. Conditions to the Offer” in this Offer to Purchase.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of such transaction or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.
This Offer to Purchase and the Letters of Transmittal contain important information, and you should carefully read both in their entirety before making a decision with respect to the Offer.
July 6, 2020

IMPORTANT
If you wish to tender all or any portion of your Ordinary Shares and/or ADSs in the Offer, this is what you must do:
•
If you are a record holder of Ordinary Shares, you must complete and sign the enclosed Share Letter of Transmittal, and all other documents required by the Share Letter of Transmittal, and send such to Computershare Trust Company, N.A., the Tender Agent for the Offer. These materials must reach the Tender Agent before 12:00 midnight, New York City time, on the Expiration Date;

•
If you are a registered holder of American depositary receipts (“ADRs”) evidencing ADSs, you should properly complete and duly execute the enclosed ADS Letter of Transmittal and all other documents required by the ADS Letter of Transmittal, and you should timely submit these documents bearing your original signature, together with your ADRs evidencing the ADSs that you intend to tender to the Tender Agent, such that the Tender Agent receives these documents before 12:00 midnight, New York City time, on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed under the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a signature guarantee of that kind, a “Medallion Guarantee”);

•
If you are a registered holder of uncertificated ADSs on the books of CitiBank N.A. (the “ADS Depositary”), you must properly complete and duly execute the enclosed ADS Letter of Transmittal and deliver it bearing your original signature, together with all other documents required by the ADS Letter of Transmittal to the Tender Agent, such that the Tender Agent receives these documents before 12:00 midnight, New York City time, on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee; or

•
If you hold Ordinary Shares/ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary, you must contact your broker, dealer, commercial bank, trust company or other securities intermediary and give instructions that your Ordinary Shares/ADSs be tendered.

Detailed instructions are contained in the Share Letter of Transmittal, ADS Letter of Transmittal and in “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares.”
Do NOT send any ADRs evidencing ADSs, the ADS Letter of Transmittal, or any related documents to Parent, Purchaser, Information Agent or the ADS Depositary.

Questions and requests for assistance may be directed to Georgeson LLC, the Information Agent for the Offer, toll free at (888) 663-7851 from inside the United States or, from outside the United States, at +1(781) 575-2137. See the back cover of this Offer to Purchase for additional contact information. Requests for additional copies of this Offer to Purchase, the Letters of Transmittal, and other related materials may also be directed to the Information Agent. A shareholder may also contact such shareholder’s broker, dealer, commercial bank, trust company or other securities intermediary for assistance.

SUMMARY TERM SHEET
Square Acquisition Co., as Purchaser, is offering to purchase all outstanding Ordinary Shares (including Ordinary Shares represented by ADSs), par value $0.0001 per share, of Sky Solar Holdings, Ltd. not owned by Offeror Group (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer), for $0.30per Ordinary Share or $6.00 per ADS, net to the seller in cash, without interest and less any ADS cancellation fees and other related fees and withholding taxes, upon the terms and subject to the conditions set forth in this Offer to Purchase and the related Letters of Transmittal. This summary term sheet is not meant to be a substitute for the information contained in the remainder of this Offer to Purchase, and you should carefully read this Offer to Purchase and the accompanying Letters of Transmittal in their entirety because the information in this summary term sheet is not complete and additional important information is contained in the remainder of this Offer to Purchase and the Letters of Transmittal. We have included in this summary term sheet cross-references to the sections of the Offer to Purchase containing a more complete description of the topics covered in this summary term sheet. Unless otherwise indicated, all references in this Offer to Purchase to “we,” “our” or “us” refer to Purchaser.
Who is offering to buy my securities?
Our name is Square Acquisition Co. We are an exempted company incorporated with limited liability under the laws of the Cayman Islands formed for the purpose of making this Offer. We are a direct, wholly-owned subsidiary of Square Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands that will be wholly-owned by Offeror Group (other than the Parent and Purchaser) at the time the Offer is consummated. As of the date of this Offer to Purchase, Offeror Group owns 325,275,186 Ordinary Shares (including Ordinary Shares represented by ADSs), par value $0.0001 per share which represent approximately 77.5% of the outstanding Ordinary Shares and 77.5% of the total voting power represented by all outstanding Ordinary Shares of the Company. See “The Offer — Section 8. Certain Information Concerning the Offeror Group.”
What securities are you offering to purchase?
We are offering to purchase all of the outstanding Ordinary Shares, including Ordinary Shares represented by ADSs,not owned by Offeror Group (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer). See “Introduction.”
How much are you offering to pay and what is the form of payment?
We are offering to pay $0.30 per Ordinary Share, or $6.00 per ADS, net to seller in cash, without interest and less any ADS cancellation fees and other related fees and withholding taxes(the “Offer Price”).
Will I have to pay any fees or commissions?
If you are the record owner of Ordinary Shares or ADSs and you tender your shares to us in the Offer, you will not have to pay brokerage fees or similar expenses. If you beneficially own Ordinary Shares or ADSs through a broker or other securities intermediary, and your broker tenders your shares on your behalf, your broker or securities intermediary may charge you a fee for doing so. A per ADS cancellation fee could be deducted from the consideration paid to tendering ADS holder and paid to the ADS Depositary. You should consult your broker or securities intermediary to determine whether any charges will apply. See the “Introduction.”
Do you have the financial resources to make payment?
Yes. We estimate the total amount of funds necessary to purchase all of the outstanding Ordinary Shares and ADSs that Offeror Group does not currently own pursuant to the Offer (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer), to consummate the Merger and to pay related fees and expenses to be approximately $[•]million. Purchaser has obtained commitments from Daiwa Energy & Infrastructure Co. Ltd. for debt financing in an aggregate amount of 4.3 billion Japanese Yen, or approximately $40 million (the “Debt Financing”), which will be sufficient to fund the purchase of all the Ordinary Shares and ADSs in the Offer and complete the Merger, and pay related transaction fees and expenses. However, funding of the Debt Financing is subject to the satisfaction of various conditions set forth in the commitment letter pursuant to which the Debt Financing will be provided. We believe the Debt Financing shall be sufficient for us to pay for the Ordinary Shares and ADSs tendered and sold to us that, in addition to the Ordinary Shares and ADSs we currently own, represent at least 90% of the total voting power represented by the outstanding Ordinary Shares (including Ordinary Shares represented by ADSs). Following the consummation of the Offer, we will effect the Merger without any further action by the shareholders of the Company. See “The Offer — Section 9. Source and Amount of Funds.”
Is your financial condition relevant to my decision to tender my Shares in the Offer?
No. We do not think our financial condition is relevant to your decision to tender Ordinary Shares and/or ADSs and accept the Offer because: (i) the Offer is being made for all outstanding Ordinary Shares(including Ordinary Shares represented by ADSs) solely for cash; and (ii) if we consummate the Offer, we expect to acquire all remaining Ordinary Shares (including Ordinary Shares represented by ADSs) for the same cash price in the Merger. See “The Offer — Section 9. Source and Amount of Funds.”
What are the most significant conditions to the Offer?
The Offer is conditioned upon, among other things, the satisfaction of the Minimum Condition and the Financing Condition.
The Minimum Condition requires that the number of Ordinary Shares (including Ordinary Shares represented by ADSs) that have been validly tendered and not withdrawn, together with any other Ordinary Shares (including Ordinary Shares represented by ADSs) beneficially owned by Offeror Group, constitute at least 90% of the total voting power represented by the issued and outstanding Ordinary Shares of the Company. As of the date of this Offer to Purchase, Offeror Group owns approximately 77.5% of the total voting power represented by the issued and outstanding Ordinary Shares. In order to satisfy the Minimum Condition, approximately 52,372,949 Ordinary Shares (including Ordinary Shares represented by ADSs), or 55% of the outstanding Ordinary Shares not beneficially owned by the Offeror Group, must be tendered in the Offer.
The Financing Condition requires that the commitment letter for debt financing shall remain in full force and effect as of the expiration of the Offer, pursuant to which Purchaser and Parent shall have sufficient funds, after taking into consideration the aggregate proceeds of such debt financing, to pay (x) the aggregate Offer Price assuming all of the Ordinary Shares and ADSs that are issued and outstanding and not owned by Offeror Group (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer) are validly tendered and not properly withdrawn and (y) all fees and expenses expected to be incurred in connection with the Offer.
The Offer is also subject to a number of other conditions described in this Offer to Purchase. We expressly reserve the right to waive such conditions. See “Introduction,” “The Offer — Section 1. Terms of the Offer” and “The Offer — Section 11. Conditions to the Offer.”
Have Parent, Purchaser or Offeror Group negotiated, or sought the approval of, the terms of this Offer or the Merger?
No. We have not negotiated the terms of the Offer or the subsequent Merger with the Company, its board of directors or the special committee of its board and we do not intend to do so. Moreover, we have not requested that the Company, its board of directors or the special committee of its board approve the Offer. Our Offer is not conditioned upon the receipt of any approval or recommendation by the Company board of directors or the special committee of its board.
What does the Company Board think of the Offer?
We do not know whether the board of directors of the Company will make a recommendation regarding the Offer. Under SEC rules, the Company will be required to make a recommendation or state that it is neutral or is unable to take a position with respect to the offer, and file with the SEC a solicitation/

recommendation statement on Schedule 14D-9 describing its position, if any, and related matters, no later than ten business days from the date of the distribution of this Offer to Purchase. The Company is also required to send to you a copy of its Schedule 14D-9, which you should review carefully upon its receipt. The board of directors of the Company has appointed a special committee to respond to the Offer. In evaluating this Offer, you should be aware that the Offeror Group elects 3 members of the board of directors of SKYS, and 4 of 8 members of the SKYS board are directors and/or executive officers of Offeror Group members. For additional information on interests that SKYS’ board members and executive officers may have in the Offer and subsequent Merger, see “Special Factors — Section 8. Interests of SKYS’ Directors and Executive Officers in the Offer and the Merger”.
What is your position as to the fairness of the transaction?
We believe that the transaction is fair to the holders of Ordinary Shares and ADSs other than the Offeror Group (the “Unaffiliated Security Holders”), based upon the factors set forth under “Special Factors — Section 4. Position of Offeror Group Regarding Fairness of the Offer and the Merger.”
What is the market value of my Ordinary Shares/ADSs as of a recent date?
On May 22, 2020, the last trading day before Offeror Group announced a non-binding proposal to acquire all of the Company’s Ordinary Shares for $0.30 per Share and ADSs for $6.00 per ADS in cash, the per ADS closing price of the Company reported on the NASDAQ Capital Market (“Nasdaq”) was $3.31. The Offer Price represents an approximately 81.3% premium over the May 22, 2020 per ADS closing price. On July 2, 2020, the last trading day before we announced and commenced the Offer, the per ADS closing price of the Company’s ADS reported on Nasdaq was $4,64. We encourage you to obtain a recent price for ADSs in deciding whether to tender your Ordinary Shares/ADSs. See “The Offer — Section 6. Price Range of the Shares; Dividends.”
Do you have interests in the Offer that are different from my interests as a shareholder of the Company?
Yes. Our interests in the Offer and the Merger are different from those of shareholders being asked to sell their Ordinary Shares/ADSs. On the one hand, if you sell Ordinary Shares/ADSs in the Offer or your Ordinary Shares/ADSs are converted into the rights to receive cash considerations in the Merger, you will cease to have any interest in the Company and will not have the opportunity to participate in the future earnings or growth, if any, of the Company and will not bear the burden of a future decrease, if any, in the value of the Company. On the other hand, we will benefit from any future increase in the value of the Company and will also bear the burden of any future decrease in the value of the Company. See “Special Factors — Section 2. Purpose of and Reasons for the Offer; Plans for SKYS After the Offer and the Merger.”
Is this the first step in a going-private transaction?
Yes. The purpose of the Offer is to acquire as many of the Ordinary Shares not currently owned by Offeror Group as possible (but under no circumstances less than those needed to satisfy the Minimum Condition) as a first step in acquiring all of the Ordinary Shares (including Ordinary Shares represented by ADSs). If we are successful in completing the Merger after the Offer, the Ordinary Shares will no longer be publicly owned and the ADSs will cease to be listed on Nasdaq, and the Company will cease to make filings with the SEC and to comply with the SEC’s rules relating to public companies. See “The Offer — Section 12. Effect of the Offer on the Market for the Shares; Nasdaq Listing; Exchange Act Registration; Margin Regulations.”
Will the Offer be followed by a merger if all the Ordinary Shares are not tendered in the Offer?
Following the consummation of the Offer, Offeror Group and Purchaser will own 90% or more of the total voting power represented by the outstanding Ordinary Shares, and Purchaser will consummate a “short-form” merger in accordance with section 233(7) of the Companies Law (as amended) of the Cayman Islands (the “Companies Law”) without the approval of the Company’s shareholders. See “Special Factors — Section 4. Effects of the Offer” and “The Offer — Section 13. Certain Legal Matters; Regulatory Approvals.”

If I decide not to tender, how will the Offer affect my Ordinary Shares/ADSs?
If the Offer is successful, we will effect the Merger as promptly as practicable thereafter, and shareholders not tendering in the Offer (other than Offeror Group) will receive as merger consideration the same price per Ordinary Share or per ADS as was paid in the Offer, without interest, and less any ADS cancellation fees and other related fees and withholding taxes. See the “Introduction,” “Special Factors — Section 4. Effects of the Offer,” “Special Factors — Section 6. Appraisal Rights; Rule 13e-3” and “The Offer — Section 12. Effect of the Offer on the Market for the Shares; Nasdaq Listing; Exchange Act Registration; Margin Regulations.”
How long do I have to decide whether to tender in the Offer? Can the Offer be extended?
You will have until 12:00 midnight, New York City time, at the end of the day on July 31, 2020, to tender your Ordinary Shares/ADSs. Further, if you cannot deliver everything that is required in order to make a valid tender by that time, you may be able to use a guaranteed delivery procedure, which is described in this Offer to Purchase. If any of the Offer Conditions (as defined below) has not been satisfied or waived at the scheduled expiration of the Offer, we may extend the Offer for one or more periods, in consecutive increments of not more than 10 business days each (or such other duration as may be determined in our discretion), to permit such Offer Condition to be satisfied. We are also required to extend the Offer for the minimum period required by any rule, regulation, interpretation or position of the SEC or its staff or by any rule, regulation or position of Nasdaq or by any applicable U.S. federal securities law. If we extend the Offer, we will inform Computershare Trust Company, N.A., which is the Tender Agent for the Offer, of that fact and will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the next business day after the day on which the Offer was scheduled to expire. Purchaser will not make available a subsequent offering period in accordance with Rule 14d-11 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “The Offer — Section 1. Terms of the Offer” and “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares.”
How do I tender my shares?
If you wish to accept the Offer, this is what you must do:
•
If you are a record holder of Ordinary Shares, you must complete and sign the enclosed Share Letter of Transmittal, and all other documents required by the Share Letter of Transmittal, and send such to the Tender Agent for the Offer. These materials must reach the Tender Agent before 12:00 midnight, New York City time, at the end of the day on the Expiration Date;

•
If you are a registered holder of ADRs evidencing ADSs, you should properly complete and duly execute the enclosed ADS Letter of Transmittal and all other documents required by the ADS Letter of Transmittal, and you should timely submit these documents bearing your original signature, together with your ADRs evidencing the ADSs that you intend to tender to the Tender Agent, such that the Tender Agent receives these documents before 12:00 midnight, New York City time, at the end of the day on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed by a Medallion Guarantee;

•
If you are a registered holder of uncertificated ADSs on the books of the ADS Depositary, you must properly complete and duly execute the enclosed ADS Letter of Transmittal and deliver it bearing your original signature, together with all other documents required by the ADS Letter of Transmittal to the Tender Agent, such that the Tender Agent receives these documents before 12:00 midnight, New York City time, at the end of the day on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee; or

•
If you hold Ordinary Shares/ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary, you must contact your broker, dealer, commercial bank, trust company or other securities intermediary and give instructions that your Ordinary Shares/ADSs be tendered.

In any case, the Tender Agent must receive all required documents prior to the expiration date of the Offer, which is 12:00 midnight, New York City time, at the end of the day on July 31, 2020, unless the Offer is extended. See “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares.”
Until what time may I withdraw previously tendered Ordinary Shares/ADSs?
You may withdraw Ordinary Shares/ADSs at any time prior to the expiration of the Offer and, if we have not accepted your Ordinary Shares/ADSs for payment by September 4, 2020 (which is the 60th day after the date of the commencement of the Offer), you may withdraw them at any time after that date until we accept Ordinary Shares/ADSs for payment.
How do I withdraw previously tendered Ordinary Shares/ADSs?
To withdraw Ordinary Shares/ADSs, you must deliver an executed written notice of withdrawal, or a facsimile of one, with the required information to the Tender Agent while you still have the right to withdraw the Ordinary Shares/ADSs. See “The Offer — Section 4. Withdrawal Rights.”
Are appraisal rights available in either the Offer or any subsequent merger?
Appraisal rights are not available in connection with the Offer. For the subsequent Merger, Purchaser expects to merge with and into the Company through a “short-form” merger in accordance with Part XVI and in particular section 233(7) of the Companies Law with the Company continuing as the Surviving Company. Under section 233(7) of the Companies Law, because the Merger is a “short-form” merger, the vote of the holders of Ordinary Shares and the holders of ADSs is not required to effect the Merger if a copy of the Plan of Merger is given to every registered shareholder of the Company. Section 238 of the Companies Law attached as Schedule C hereto provides a procedure for exercising dissenters’ right in the case of a “long-form” merger. However, because the Merger is a “short-form” merger, the terms of Section 238 of the Companies Law do not apply to the holders of the Ordinary Shares and ADSs in connection with the Merger. A copy of the Plan of Merger will be given each registered holder of the Ordinary Shares pursuant to section 233(7) of the Companies Law. See “Special Factors — Section 6. Appraisal Rights; Rule 13e-3.”
Generally, what are the material United States federal income tax consequences of tendering Ordinary Shares/ADSs or having such exchanged for cash in the Merger?
Generally, if you are a U.S. Holder (as defined in “The Offer — Section 5. Certain Tax Consequences”), the sale of your Ordinary Shares/ADSs pursuant to the Offer or the Merger will be a taxable transaction for United States federal income tax purposes. See “The Offer — Section 5. Certain Tax Consequences.”
We urge holders of Ordinary Shares/ADSs to consult their own tax advisors about the tax consequences of the Offer and the Merger in light of their particular circumstances.
To whom may I speak if I have questions about the Offer?
You may call Georgeson LLC, the Information Agent for the Offer, toll free at (888) 663-7851 for assistance. (Banks and brokers may also call the same number toll-free.) From outside the United States you may call +1 (781) 575-2137. See the back cover of this Offer to Purchase for additional contact information.

To the Holders of Ordinary Shares and ADSs of the Company:
INTRODUCTION
Square Acquisition Co., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of Square Limited, itself an exempted company incorporated with limited liability under the laws of the Cayman Islands and which will be upon consummation of the Offer wholly owned by the Offeror Group (other than Parent and Purchaser), hereby offers to purchase all the issued and outstanding Ordinary Shares, par value $0.0001 per share, and ADSs, each of which represents twenty Ordinary Shares, of Sky Solar Holdings, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, other than those owned by Offeror Group, at a price of $0.30 per Ordinary Share or $6.00 per ADS, net to the seller in cash, without interest but subject to any applicable per ADS cancellation fees and other related fees and withholding taxes, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letters of Transmittal.
Tendering shareholders who are the record owners of Ordinary Shares/ADSs will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Share Letter of Transmittal, stock transfer taxes on the purchase of Ordinary Shares/ADSs by Purchaser pursuant to the Offer. Shareholders who hold their Ordinary Shares/ADSs through a bank or broker should check with such institution as to whether the institution will charge any service fees. However, if you fail to provide a Form W-9 or the appropriate Form W-8, as applicable, you may be subject to a required backup withholding of federal United States income tax. See “The Offer — Section 5. Certain Tax Consequences.” Parent and Purchaser will pay all charges and expenses of Computershare Trust Company, N.A. as the Tender Agent and Georgeson LLC as the Information Agent incurred in connection with the Offer and in accordance with the terms of the agreements entered into by and between Purchaser, Parent or any affiliate thereof, and each such person. See “The Offer — Section 14. Fees and Expenses.”
The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Ordinary Shares (including Ordinary Shares represented by ADSs)that, together with any other Ordinary Shares (including Ordinary Shares represented by ADSs) beneficially owned by Offeror Group, constitutes at least 90% of the total voting power represented by the outstanding Ordinary Shares (including Ordinary Shares represented by ADSs)of the Company; and (ii) the commitment letter for debt financing shall remain in full force and effect as of the expiration of the Offer, pursuant to which Purchaser and Parent shall have sufficient funds, after taking into consideration the aggregate proceeds of the debt financing contemplated thereby, to pay (x) the aggregate Offer price assuming all of the Ordinary Shares and ADSs that are issued and outstanding and not owned by Offeror Group (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer) are validly tendered and not properly withdrawn and (y) all fees and expenses expected to be incurred in connection with the Offer. The Offer is also subject to certain other conditions described in “The Offer — Section 11. Conditions to the Offer.”
According to the Company, as of December 31, 2019, there were 419,546,494 Ordinary Shares issued and outstanding. As of the date of this Offer to Purchase, the Offeror Group beneficially owns ]325,275,186 Ordinary Shares (175,164,520 of which are represented by ADSs).
The purpose of the Offer is to acquire for cash as many outstanding Ordinary Shares and ADSs not owned by Offeror Group (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer) as possible as a first step in acquiring all of the Ordinary Shares.
If the Offer is completed, Purchaser will cause a second-step “short-form” Merger of Purchaser and the Company in which all remaining shareholders other than Offeror Group and Purchaser would, without the need for further action by such shareholders, receive the same price per share as was paid in the Offer, without interest and less any ADS cancellation fees and other related fees and withholding taxes. In the Merger, each then issued and outstanding Ordinary Share (other than Ordinary Shares held by Offeror Group) will be cancelled and converted into and represent the right to receive, as merger consideration, the Offer Price. In the Merger, the Unaffiliated Security Holders will not have appraisal rights. See “Special Factors — Section 6. Appraisal Rights; Rule 13e-3.”

If the Offer is not completed for any reason, Offeror Group will review its options. These options include doing nothing, purchasing or selling Ordinary Shares in the open market or in privately negotiated transactions, making a new tender offer or seeking to negotiate a merger or other business combination with the Company. No assurance can be given as to the price per Ordinary Share that may be paid in any such future acquisition of Ordinary Shares, which may be higher or lower than or the same as the Offer Price. See “Special Factors — Section 4. Effects of the Offer.” For a discussion of other actions that Parent and Purchaser may take if the Offer is not completed, see “Special Factors — Section 5. Conduct of SKYS’ Business if the Offer Is Not Completed.”
The Offer is not conditioned upon any recommendation by the Company board of directors or by any committee thereof. We expect that the Company’s response to the offer will be made in a Solicitation/Recommendation Statement on Schedule 14D-9, which will be filed with the SEC and provided to the Company’s shareholders.
This Offer to Purchase includes certain forward-looking statements. These statements appear throughout this Offer to Purchase and include statements regarding the intent, belief or current expectations of Parent and Purchaser, including statements concerning Parent’s and Purchaser’s plans with respect to the Ordinary Shares or actions if the Offer is not completed. Such forward-looking statements are not guarantees of future performance or events and involve risks and uncertainties. Actual results may differ materially from those described in such forward-looking statements as a result of various factors. Factors that might affect such forward-looking statements include:
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whether the conditions to the Offer will be satisfied;

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general economic, capital market and business conditions;

•
competitive factors in the industries and markets in which the Company operates, and general industry trends;

•
the effect of war, terrorism, pandemic outbreaks or catastrophic events;

•
changes in government regulation;

•
changes in tax law requirements, including tax rate changes, new tax laws and revised tax law interpretations; and

•
the ability of Parent to execute fully on its business strategy after taking the Company private.

This Offer to Purchase and the related Letters of Transmittal contain important information and should be read carefully before any decision is made with respect to the Offer.
This Offer to Purchase does not constitute a solicitation of a proxy, consent or authorization for or with respect to any meeting of, or action by written resolution by, the Company’s shareholders.

SPECIAL FACTORS
1. Background
All dates and times referenced in this Background of the Merger refer to Japan Standard Time, unless otherwise noted.
The Offeror Group members (excluding Parent and Purchaser), have periodically reviewed their respective long-term strategic plans and considered strategic actions with respect to their investments in the Company, including as set forth under “Special Factors — Section 9. Transactions and Arrangements Concerning the Shares.”
On January 24, 2020, representatives of JNKI and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), legal counsel to Renewable Japan Co., Ltd., a 40% investor in JNKI, met to discuss potential options with respect to JNKI’s ownership of the Company’s Ordinary Shares and ADSs.
On January 29, 2020, representatives of JNKI, Skadden, and representatives from a Japanese financial institution met to discuss potential retention of such financial institution as a financial advisor to assist JNKI explore its strategic options with respect to JNKI’s ownership of the Company Ordinary Shares and ADSs. After the meeting, the representatives of JNKI determined not to retain the financial institution as a financial advisor.
On February 7, 2020 and in connection with JNKI’s continued review of its potential options with respect to its investment in the Company, representatives of JNKI and Skadden generally discussed the steps, legal requirements, documentation, and general timeline for a transaction to acquire all of the outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) of the Company.
On February 27, 2020, representatives of IDG and Davis Polk & Wardwell LLP (“Davis Polk”), legal counsel to IDG, attended a conference call to discuss potential exit strategies with respect to its investments in the Company.
On February 28, 2020, representatives of JNKI, representatives of IDG, Skadden and Davis Polk attended a telephone conference. On the conference call, several transaction options were discussed with respect to JNKI and IDG’s investments in the Company, including a potential disposition of the Ordinary Shares and ADSs held by each of JNKI and IDG to a third party buyer, formation of a consortium to acquire the outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) of the Company not owned by IDG and JNKI, or alternatively refraining from any transaction. At the conclusion of the call representatives of IDG and representatives of JNKI decided to continue consideration of potential transactions regarding their respective parties’ Ordinary Shares and ADSs.
On March 25, 2020, representatives of JNKI, representatives of IDG, representatives of Davis Polk and representatives of Skadden held a telephone conference to discuss the possible sale by JNKI, IDG, or both of them of their respective Ordinary Shares and ADSs to a third party investment fund. The representatives of JNKI and representatives of IDG concluded that such a third party disposition might be preferable to any transaction alternatives such as forming a consortium to acquire the outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) of the Company not owned by IDG and JNKI, and agreed to continue evaluating their options in light of the uncertainty created by the novel coronavirus outbreak.
On April 2, 2020, Skadden held preliminary discussions with legal counsel of the third party investment fund regarding a potential sale transaction related to JNKI’s Ordinary Shares and ADSs.
Between April 3, 2020, and April 8, 2020, representatives of JNKI and Skadden held multiple discussions regarding both the potential for a third party sale of JNKI’s Ordinary Shares and ADSs, or formation of a consortium with IDG and other shareholders of the Company in order to acquire all outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) not owned by such a consortium.
On April 9, 2020, at the direction of representatives of JNKI and Renewable Japan, Skadden sent to representatives of IDG, Davis Polk and representatives of Jolmo an outline of a take-private transaction

(the “Initial Transaction Scheme”) pursuant to which JNKI, IDG and Jolmo (as well as other Jolmo-affiliated shareholders) would form a consortium to undertake a one-step merger pursuant to the Companies Law in order to acquire all outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) of the Company not currently owned by JNKI, IDG or Jolmo. Walkers was consulted with respect to matters of Companies Law.
Between April 9, 2020 and April 15, 2020, the outline of the Initial Transaction Scheme was revised in coordination with discussion amongst representatives of JNKI, representatives of IDG, representatives of Jolmo, Skadden and Davis Polk.
On April 17, 2020, at the direction of representatives of JNKI, Skadden sent a draft consortium agreement (the “Consortium Agreement”) and a draft preliminary non-binding proposal letter for the Initial Transaction Scheme to representatives of IDG, representatives of Jolmo and Davis Polk.
Between April 17, 2020 and May 22, 2020, representatives of JNKI, representatives of IDG, representatives of Jolmo, Skadden and Davis Polk held discussions and corresponded regarding the parameters of the Initial Transaction Scheme and the terms of the draft consortium agreement and non-binding proposal.
On May 11, 2020, Sino-Century HX Investments Limited and Kai Ding held discussions and agreed with the then-current Offeror Group members to join a consortium in connection with the potential Initial Transaction Scheme.
Between May 14, 2020 and May 27, 2020, representatives of JNKI and representatives of Daiwa Energy & Infrastructure Co. Ltd. (“Lender”) engaged in discussions regarding the terms of a potential financing transaction in relation to the Initial Transaction Scheme, and exchanged draft term sheets for a debt commitment letter (the “Debt Commitment Letter”).
On May 25, 2020, the Offeror Group entered into the Consortium Agreement and submitted a preliminary non-binding proposal letter to the board of directors of the Company (the “Initial Proposal”) to indicate its intention to acquire all of the outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) not already owned by the Offeror Group in a going private transaction for US$0.30 per Ordinary Share or US$6.00 per ADS in cash, subject to certain conditions and generally pursuant to the Initial Transaction Scheme.
On May 26, 2020, the Company issued a press release announcing its receipt of the Initial Proposal and that a previously formed committee of three independent directors of the Company board of directors (the “Special Committee”) would consider the Initial Proposal. The press release also announced that Kirkland & Ellis LLP (“K&E”) and Houlihan Lokey (China) Limited had been retained as legal counsel and financial advisor, respectively, to the Special Committee. On the same date, the Company furnished to the SEC its press release as an exhibit to a current report on Form 6-K.
Between May 26, 2020 and June 4, 2020 certain Offeror Group members made filings on Schedule 13D/A with respect to the consortium agreement and Initial Proposal.
On May 30, 2020, K&E sent a form of nondisclosure agreement (the “NDA”) containing standstill provisions to Skadden.
On June 1, 2020, Skadden sent a revised draft of the NDA to K&E.
On June 2, 2020, representatives of JNKI, representatives of IDG, Skadden and Davis Polk held a telephone conference to discuss the standstill provisions in the draft NDA as well as progress with respect to the Initial Transaction Scheme. During the call the possibility of changing the transaction structure from the Initial Transaction Scheme to a two-step tender offer and merger was discussed, including the potential benefits of such a structure such as timeliness, transaction expenses and certainty of execution. The participants in the telephone conference agreed to evaluate a potential two-step transaction in parallel with the Initial Transaction Scheme.
Between June 3, 2020 and June 10, 2020, Offer Group members exchanged correspondence and held additional discussions regarding the feasibility and terms and conditions of a possible two-step tender offer and merger transaction structure.

Between June 5, 2020 and June 11, 2020, representatives of JNKI and representatives of Lender resumed discussions regarding terms of the Debt Commitment Letter and possible changes to the transaction structure.
Between June 8, 2020 and June 12, 2020 representatives of TCL, Esteem, Mamaya, Xanadu, Abdullateef A. AL-Tammar, Development Holding Company Ltd. and Bjoern Ludvig Ulfsson Nilsson held discussions with representatives of the then-current Offeror Group members regarding potentially joining the Offeror Group.
On June 10, 2020, K&E sent a revised draft NDA to Skadden.
On June 16, 2020, Skadden informed K&E that the revised draft NDA continued to be under review and discussion amongst the Offeror Group.
During the week of June 23, 2020, representatives of TCL, Esteem, Mamaya, Xanadu, Abdullateef A. ALTammar, Development Holding Company Ltd. and Bjoern Ludvig Ulfsson Nilsson held discussions and agreed with the then-current Offeror group members to join the Offeror Group.
Between June 16, 2020 and July 6, 2020, representatives of Skadden, the Information Agent and the Tender Agent participated in a number of discussions on the Offer, including among other details, a summary analysis of steps, and an estimated timeline related thereto.
During the week of July 1, 2020, Offeror Group held discussions and decided to withdraw the Initial Proposal and proceed with a two-step transaction structure consistent with the terms of the Offer and Merger.
On July 5, 2020, Parent and Lender finalized and executed the Debt Commitment Letter
On July 6, 2020 the Offeror Group entered into the A&R Consortium Agreement (defined below) and the Rollover Agreement (defined below).
On July 6, 2020, Offeror Group informed K&E that it was withdrawing the Initial Proposal and commenced the Offer.
2. Purpose of and Reasons for the Offer; Plans for SKYS After the Offer and the Merger
The purpose of the Offer is for Offeror Group, through Parent, to increase its direct and indirect ownership of the outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) from its current level of approximately 77.3% (representing 77.3% of the total voting power of the outstanding Ordinary Shares of SKYS) to 100% and, accordingly, to participate in 100% of the earnings and growth in value of SKYS.
If the Offer is completed, Purchaser will cause the Merger to be effected, pursuant to which each then outstanding Ordinary Share/ADS held by the Unaffiliated Security Holders would be converted into and represent the right to receive, as merger consideration, the Offer Price. The cash consideration to be paid in the Merger would be the same as paid in the Offer, less any ADS cancellation fees and other related fees and withholding taxes. Upon the completion of the Merger, Parent would own 100% of the Ordinary Shares.
Offeror Group believes that there would be a number of benefits to SKYS that would follow from SKYS being a privately-held company owned 100% by Parent. These benefits include the following:
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by ceasing to be a public company, SKYS will benefit from the elimination of the additional burdens on its management, as well as the expenses, associated with being a public company, including the burdens of preparing periodic reports under federal securities laws and the costs of maintaining investor relations staff and resources and complying with the Sarbanes-Oxley Act of 2002, which costs and expenses Parent estimates to be, on an annualized and recurring basis, an aggregate amount of approximately US$2.6 million, enabling management to devote more of their time and energy and more resources of SKYS to core business operations;and

•
as a privately-held company, SKYS will have greater flexibility to focus on long-term business goals, including pursuing strategic transactions and acquisitions, without the constraint of the public market’s emphasis on quarterly earnings, which flexibility is particularly important to SKYS today than in the past given Parent’s belief that the operating environment has changed significantly since SKYS’ initial public offering, and many new and evolving challenges that SKYS faces in the marketplace, including, among other things, (i) the dependence of SKYS on global liquidity, relationships with financing and parties and the availability of funding for installation and construction of SKYS’ projects and other aspects of operations; (ii) volatility in the supply and prices of other energy products such as oil, coal and natural gas in the relevant jurisdictions in which SKYS operates; (iii) reduction, modification or elimination of government subsidies and economic incentives that have or may reduce the economic benefits of SKYS’ existing solar parks and its opportunities to develop or acquire suitable new solar parks; (iv) the substantial indebtedness SKYS has incurred in order to maintain capital requirements and fund SKYS’ operations, and the financial and other covenants contained in its loan agreements and other financing arrangements relating to such indebtedness; (v) ongoing legal actions and proceedings, and the prospect of potential future lawsuits or allegations by third parties that may adversely affect SKYS’ business, financial conditions, results of operations, cash flows and reputation; (vi) increased competition in target markets, such as China, where state-owned and private companies have emerged to take advantage of the significant market opportunity created by attractive financial incentives and favorable regulatory environment provided by the governments and (vii) the current novel coronavirus (COVID-19) pandemic outbreak and its potential negative impact on the operation of SKYS and its business partners.
Offeror Group chose to pursue this transaction now because they believed that sufficient financing with reasonable terms can be obtained.
The determination to proceed with the acquisition of the remaining interest in SKYS at this time would also afford SKYS’ Unaffiliated Security Holders (i) the ability to dispose of their Ordinary Shares and/or ADSs at a premium over market prices prior to the time that Offeror Group’s intention to make the Offer was first announced and (ii) liquidity with respect to their Ordinary Shares and/or ADSs.
Having come to a determination to pursue the acquisition of the Ordinary Shares and ADSs, Offeror Group considered transaction structure alternatives to the Offer, including structuring the transaction as a one-step merger (as contemplated in the Initial Proposal). After considering the advantages and disadvantages of those alternatives, Offeror Group determined to make a cash tender offer followed by a second-step merger. In choosing this structure, Offeror Group considered, among other things, the following:
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a tender offer followed by a second-step merger is a common means of effecting a going-private transaction by a significant shareholder or group of shareholders;

•
the structure of the transaction provides all of SKYS’ Unaffiliated Security Holders with the opportunity to participate in the Offer;

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for a group of significant shareholders such as Offeror Group that is seeking to acquire Ordinary Shares and ADSs, whether directly or through an indirect subsidiary such as Purchaser, from a large number of Unaffiliated Security Holders, open-market or privately-negotiated purchases or long-form merger would be less efficient, more complex and more time-consuming than a tender offer followed by a second step short-form merger;and

•
the Unaffiliated Security Holders would likely receive the consideration in payment for their Ordinary Shares/ADSs sooner in a tender offer followed by a second step short-form merger than if Parent pursued a one-step merger transaction.

In connection with the Offer and the Merger, we expect to review SKYS and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to consider and determine what changes, if any, would be appropriate or desirable following the Offer and the Merger in order to best organize the activities of SKYS.
Offeror Group expressly reserves the right to make any changes that it deems necessary, appropriate or convenient in light of its review or in light of future developments. Such changes could include, among other things, changes in SKYS’ business, corporate structure, certificate of incorporation, memorandum and articles of association, capitalization (whether arising from refinancing or otherwise), management or dividend policy, including causing SKYS to pay a special or extraordinary dividend to the extent permitted by applicable law.
Offeror Group’s current plans for SKYS are based on the assumption that the Offer is completed and Parent will own 100% of the Shares of SKYS upon consummation of the Merger following the completion of the Offer. If, however, the Offer is not completed for any reason, Offeror Group will evaluate its plans for SKYS. See also “Special Factors — Section 4. Effects of the Offer” and “Special Factors — Section 5. Conduct of SKYS’ Business if the Offer Is Not Completed.”
Except as otherwise described in this Offer to Purchase, Offeror Group has no current plans or proposals or negotiations that relate to or would result in (i) an extraordinary corporate transaction, such as a merger (other than the Merger), reorganization or liquidation involving SKYS or any of its subsidiaries; (ii) any purchase, sale or transfer of a material amount of assets of SKYS or any of its subsidiaries; (iii) any material change in SKYS’ present dividend rate or policy or the indebtedness or capitalization of SKYS; or (iv) any other material change in SKYS’ corporate structure or business.
3. Position of the Offeror Group Regarding Fairness of the Offer and the Merger
The rules of the SEC require the members of the Offeror Group to express their belief as to the fairness of the Offer and the Merger to the Unaffiliated Security Holders, i.e.,shareholders of SKYS who are not affiliated with the Offeror Group.
The Offeror Group believes that the Offer Price to be received by SKYS’ Unaffiliated Security Holders is fair to such Unaffiliated Security Holders. The Offeror Group bases its belief on, among other things, the following factors, each of which, in its judgment, supports its views as to the fairness of the Offer and the Merger:
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The Offer Price represents a premium of 81.3% over the closing price of the ADSs on May 22, 2020, the last trading day before SKYS publicly announced its receipt of the Initial Proposal, a premium of 29.3% over the closing price of the ADSs on July 2, 2020, the last trading day before the announcement of the Offer, and a premium of 109.2% over the volume weighted average closing price of SKYS’ ADSs during the 30 trading days prior to SKYS’ announcement of its receipt of the Initial Proposal.

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The Offer will provide Unaffiliated Security Holders with liquidity at a significant premium, without the brokerage and other costs typically associated with market sales.

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The Offer Price will be paid in cash. Therefore, holders of Ordinary Shares/ADSs will receive an immediate and certain value in the Offer or the Merger.

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The risks and uncertainties for SKYS’ business, and the prospect of future losses related thereto, due to the following factors: general market and economic conditions globally and in the markets in which SKYS operates (such as China), required financial flexibility and current indebtedness, conditions in the relevant industries, pending and threatened litigation involving SKYS, a rapidly changing regulatory and competitive environment with new entrants in the market, the current novel coronavirus (COVID-19) pandemic outbreak and its potential negative impact on the operation of SKYS and its business partners and SKYS’ capability in staying in compliance with applicable laws, regulations and Nasdaq rules.

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Following the successful completion of the Offer and the Merger, the Unaffiliated Security Holders will not face the risk of any decline in the value of SKYS.

In addition, we believe that the Offer is procedurally fair to the Unaffiliated Security Holders, based on the following factors:
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In order to satisfy the Minimum Condition, a majority of the Unaffiliated Security Holders (i.e., a “majority-of-the-minority”) must validly tender and not withdraw prior to the expiration of the Offer their Ordinary Shares (including Ordinary Shares represented by ADSs).

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Unaffiliated Security Holders will have sufficient time to make a decision whether or not to tender:

◦
The Offer will remain open for a minimum of twenty (20) business days.

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If Offeror Group amends the Offer to include any material additional information, Offeror Group will, if necessary to allow adequate dissemination and investor response, extend the Offer for a sufficient period to allow shareholders to consider the additional information.

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Each of the Unaffiliated Security Holders will be able to decide voluntarily whether or not to tender such holder’s Ordinary Shares/ADSs.

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If the Offer is completed, we will consummate the Merger in which all remaining Unaffiliated Security Holders will receive the same price per Share as was paid in the Offer, without interest, and less any ADS cancellation fees and other related fees and withholding taxes.

As the Offeror Group will hold more than 90% of the total voting power in SKYS when the Offer is completed, the Merger will be a “short-form” merger in accordance with Part XVI (and in particular section 233(7)) of the Companies Law, which does not require approval of the shareholders of the parties to the Merger. The Offeror Group noted that, as a result, the authorization and approval of the Merger is not subject to approval by a majority of the Unaffiliated Security Holders. Nevertheless, the Offeror Group believes the Merger is procedurally fair to the Unaffiliated Security Holders because (i) no shareholders’ voting is required at all under the Companies Law for a “short-form” merger like this Merger, and (ii) there are no restrictions on SKYS’ ability to evaluate alternative acquisition proposals that may arise.
The Offeror Group also considered the following factors, each of which the Offeror Group considered negative in its considerations concerning the fairness of the terms of the transaction:
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Any shareholder who tenders all of its Ordinary Shares/ADSs in the Offer or has its Ordinary Shares/ADSs converted into cash in the Merger would cease to participate in the future earnings or growth, if any, of SKYS or benefit from increases, if any, in the value of SKYS.

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As to the Offer Price, the financial interests of the Offeror Group are different than the financial interests of the Unaffiliated Security Holders. In addition, officers and directors of SKYS have actual or potential conflicts of interest in connection with the Offer and any subsequent merger. See “Special Factors — Section 8. Interests of SKYS’ Directors and Executive Officers in the Offer and the Merger.”

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Because the Merger is being effected pursuant to a “short-form” merger under section 233(7) of Companies Law, the Merger does not require a shareholder vote or approval by special resolution by the Company’s shareholders if a copy of the Plan of Merger is given to every shareholder of the Company. The Unaffiliated Security Holders will not therefore have the opportunity to vote on the Merger. Further, the Unaffiliated Security Holders will not be entitled to the dissenters’ rights available in a “long-form” merger as contemplated under section 238 of the Companies Law.

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The sale of Ordinary Shares and/or ADSs in the Offer will be taxable for United States federal income tax purposes to tendering shareholders that are U.S. Holders (as defined in “The Offer — Section 5. Certain Tax Consequences”).

None of the members of the Offeror Group found it practicable to assign, nor did any of them assign, relative weights to the individual factors considered in reaching its conclusion as to fairness.
Offeror Group did not consider SKYS’ net book value, which is defined as total assets minus total liabilities, as a factor. Offeror Group believes that net book value, which is an accounting concept based on historical costs, is not a material indicator of the value of SKYS as a going concern because it does not take into account the future prospects of SKYS, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry.
In its consideration of the fairness of the Offer and Merger, no member of Offeror Group undertook an appraisal of the assets of the Company to determine the Company’s liquidation value for the Unaffiliated Security Holders due to the impracticability of determining a liquidation value given the significant execution risk involved in any breakup. In addition, no member of Offeror Group considered SKYS’ liquidation value to be a relevant valuation method because they consider SKYS to be a viable going concern where value is derived from cash flows generated from its continuing operations, and because the Company will continue to operate its business following the Offer and Merger.

No member of Offeror Group sought to establish a pre-Offer going concern value for the Ordinary Shares / ADSs to determine the fairness of the Offer Price to the Unaffiliated Security Holders because following the Merger the Company will have a significantly different capital structure. However, to the extent the pre-Merger going concern value was reflected in the pre-announcement price of the ADSs, the merger consideration represented a premium to the going concern value of SKYS.
No member of Offeror Group specifically considered the purchase prices paid in the transactions described in “Special Factors — Section 9. Transactions and Arrangements Concerning the Shares” but notes that the consideration to be received by the Unaffiliated Security Holders generally represents a premium over such prices.
In addition, no member of Offeror Group performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Offer and Merger to the Unaffiliated Security Holders.
Hudson Proposals.
In August of 2018, Hudson Sustainable Investment Management, LLC (together with its affiliates, “Hudson”) offered to acquire from SKYS a portfolio of 198.7MW of operational and pre-constructional assets for a consideration of $165 million and net cash proceeds of $109 million (the “First Hudson Proposal”). According to calculations provided by Hudson, the proceeds to the Company of the transaction contemplated by the First Hudson Offer would be equivalent to $5.19/ADS. In October of 2018, Hudson made a second proposal to the Company to assume certain obligations of the Company and its subsidiaries together with a buyout of the Company at $105 million in total consideration (the “Second Hudson Proposal”). According to calculations provided by Hudson, the proceeds to the Company of the transaction contemplated by the Second Hudson Proposal would be equivalent to $5.00/ADS. In December of 2018, Hudson made a proposal to the Company to assume certain obligations of one of the Company’s subsidiaries together with a buyout of the Company for a range of $2.15 — $2.25 per ADS (equivalent to $5.375 — $5.625 per ADS today, adjusted for the ADS ratio adjustment) (the “Third Hudson Proposal”). The First Hudson Proposal, the Second Hudson Proposal and the Third Hudson Proposal were all non-binding and subject to certain assumptions about the Company, due diligence, and contingent upon Hudson being able to secure financing to undertake the transactions contemplated thereby.
On February 20, 2020, Hudson made a proposal to the Company to acquire SKYS subsidiary Sky Solar Japan Co., Ltd. (“SSJ”) for $107.9 million (the “Fourth Hudson Proposal”, and together with the First Hudson Proposal, the Second Hudson Proposal, and the Third Hudson Proposal, the “Hudson Proposals”). According to calculations provided by Hudson, the proceeds to the Company of the transaction contemplated by the Fourth Hudson Proposal would be equivalent to $5.15/ADS. Hudson further stated that if an additional $18 million in cash were delivered by Hudson as part of settlement of pending litigation between Hudson and SKYS at the time of a contemplated transaction, then the consideration paid to SKYS would be $125.9 million in the aggregate, or $6.00/ADS. The Fourth Hudson Proposal was also non-binding and subject to certain assumptions about the assets of SSJ, due diligence, settlement of pending litigation between Hudson and SKYS, and contingent upon Hudson being able to secure financing to undertake the transaction contemplated thereby. In addition, the Fourth Hudson Proposal did not contemplate a “take private” of SKYS, and could require that the proceeds of the SSJ sale be placed in escrow pending resolution of litigation between Hudson and SKYS. By its terms the Fourth Hudson Proposal expired on March 3, 2020.
The Offeror Group notes that while Hudson has stated that the Fourth Hudson Proposal could provide proceeds to the Company equivalent to $6.00/ADS, the Fourth Hudson Proposal does not constitute a take private transaction. Rather, it is a transaction to acquire the most valuable assets of the Company while leaving it a publicly listed company. Therefore there is no guarantee that the proceeds of such transaction would be distributed to the shareholders, although the Company’s operations would lose significant value. Even if the transaction contemplated by the Fourth Hudson Proposal were consummated, and the Company were able to determine a way to distribute the proceeds thereof to the shareholders in a timely and tax-efficient manner, such could nevertheless be placed in escrow pending settlement of existing litigation between Hudson and SKYS (and therefore remain inaccessible for distribution to shareholders). Moreover, since the Company would have disposed of its most valuable assets pursuant to such transaction, it would likely no longer be viable as a publicly listed company.
In contrast to the Hudson Proposals, and for the substantive and procedural reasons set forth above in this “Special Factors — Section 3. Position of the Offeror Group Regarding Fairness of the Offer and the Merger”, the Offeror Group believes the Offer and Merger represent an opportunity for the Unaffiliated Securityholders to be directly paid a significant premium for the Ordinary Shares/ADS, in cash, and without any exposure to the continuing risks and uncertainties for SKYS’ business. Further, the Offeror Group has secured financing to consummate the Offer and Merger. In any event, no member of the Offeror Group has any intention of selling the Ordinary Shares/ADSs beneficially owned by it and/or voting the Ordinary Shares/ADSs owned by it in favor of any transaction contemplated by the Hudson Proposals and therefore it would not be possible to execute such a transaction.
Except as discussed above in this “Special Factors — Section 3. Position of the Offeror Group Regarding Fairness of the Offer and the Merger”, “Special Factors — Section 1. Background of the Transaction”, and “Special Factors — Section 9. Transactions and Arrangements Concerning the Shares”, the Offeror Group is not aware of any firm offers made by any person, other than Offeror Group, during the two years preceding the date hereof for (i) the merger or consolidation of SKYS with or into another company, or vice versa; (ii) the sale or other transfer of all or any substantial part of the assets of SKYS; or (iii) a purchase of SKYS’ securities that would enable the holder of such securities to exercise control of SKYS. No member of the Offeror Group has any intention of selling the Ordinary Shares/ADSs beneficially owned by it and/or voting the Ordinary Shares/ADSs owned by it in favor of such a transaction and therefore did not consider the possibility that any such offers might be made in reaching its conclusion as to fairness.
The foregoing discussion of the information and factors considered and given weight by the Offeror Group is not intended to be exhaustive, but is believed to include the material factors considered by the Offeror Group. The Offeror Group’s views as to the fairness of the Offer to Unaffiliated Security Holders should not be construed as a recommendation to any shareholder as to whether that shareholder should tender such shareholder’s Ordinary Shares/ADSs in the Offer.
4. Effects of the Offer
If the Offer is completed, Purchaser will cause the second-step merger of Purchaser and SKYS in which all remaining Unaffiliated Security Holders would, without the need for further action by such shareholders, receive the same price per share as was paid in the Offer, without interest and less any ADS cancellation fees and other related fees and withholding taxes. In the Merger, each then issued and outstanding Ordinary Share owned by the Unaffiliated Security Holders, including Ordinary Shares represented by ADSs, will be converted into and represent the right to receive the Offer Price. Because the Merger is being effected pursuant to a “short-form” merger under section 233(7) of the Companies Law, the Merger does not require the vote or approval by the Company’s shareholders if a copy of the Plan of Merger is given to every registered shareholder of the Company. The Unaffiliated Security Holders will therefore not have the opportunity to vote on the Merger. Further, the Unaffiliated Security Holders will not be entitled to the dissenters’ rights available in a “long-form” merger as contemplated by section 238 of the Companies Law.See “Special Factors — Section 6. Appraisal Rights; Rule 13e-3.”
As a result of the Offer, the direct and indirect interest of Offeror Group in SKYS’ net book value and net earnings will increase to the extent of the number of Ordinary Shares/ADSs acquired under the Offer. If the Offer is completed, following consummation of the Merger, Offeror Group’s interest in such items will increase to 100%, and Offeror Group will be entitled to all benefits resulting from that interest, including all income generated by SKYS’ operations and any future increase in SKYS’ value. Similarly, Offeror Group will also bear the risk of losses generated by SKYS’ operations and any decrease in the value of SKYS after the Merger. Accordingly, former shareholders will not have the opportunity to participate in the earnings and growth of SKYS after the Merger and will not have any right to vote on corporate matters. Similarly, former shareholders will not face the risk of losses generated by SKYS’ operations or decline in the value of SKYS after the Merger.

The Merger is a going-private transaction pursuant to which Purchaser will merge with and into the Company, with the Company continuing as the Surviving Company resulting from the Merger. After the Merger is completed, the Company will be a privately-held company, all of the outstanding equity shares of which will be owned directly and indirectly by Offeror Group. As a result of the Merger, the ADSs will no longer be listed on NASDAQ and the Company will cease to be a publicly-traded company. Following the effective time of the Merger, the Company will file a Form 15 with the SEC, and 90 days after such filing, or such longer period as may be determined by the SEC, the registration of the ADSs under the Exchange Act will be terminated. See “The Offer — Section 12. Effect of the Offer on the Market for the Shares; Nasdaq Listing; Exchange Act Registration; Margin Regulations.”
If the Offer is not completed for any reason, Offeror Group will review its options. These include doing nothing, purchasing or selling Ordinary Shares/ADSs in the open market or in privately negotiated transactions, making a new tender offer or seeking to negotiate a merger or other business combination with SKYS. No assurance can be given as to the price per Ordinary Share/ADS that may be paid in any such future acquisition of Ordinary Shares/ADSs, and such price may be higher or lower than or the same as the Offer Price.
5. Conduct of SKYS’ Business if the Offer Is Not Completed
If the Offer is not completed because any condition is not satisfied or waived, Offeror Group may reevaluate the acquisition of Ordinary Shares/ADSs.
In particular, Offeror Group may consider, among other things:
•
not taking any action at that time, including not purchasing any additional Ordinary Shares/ADSs;

•
purchasing or selling Ordinary Shares/ADSs in the open market or in privately negotiated transactions;

•
making a new tender offer; and

•
consummating a merger or other business combination with SKYS, subject to compliance with applicable law.

If Offeror Group were to pursue any of these alternatives, it might take considerably longer for the Unaffiliated Security Holders to receive any consideration for their Ordinary Shares/ADSs (other than through sales in the open market or otherwise) than if they had tendered their Ordinary Shares/ADSs in the Offer. Any such transaction could result in proceeds per Ordinary Share/ADS to the such Unaffiliated Security Holders that are more or less than, or the same as, the Offer Price or could result in the trading price of the ADSs to increase, decrease or be unchanged.
6. Appraisal Rights; Rule 13e-3
Appraisal Rights.   As the Merger will be a “short-form” merger in accordance with Part XVI (and in particular section 233(7)) of the Companies Law with the Company continuing as surviving company, the vote of the shareholders of SKYS is not required to effect the Merger. A copy of Section 238 of the Companies Law is attached to this Offer to Purchase as an Exhibit which provides a procedure for exercising dissenters’ rights in the case of a “long-form” merger. However, because the Merger will be a “short-form” merger, the terms of Section 238 of the Companies Law do not apply to the Unaffiliated Security Holders.
Rule 13e-3.   Because Offer Group, including Purchaser and Parent, are affiliates of SKYS, the transactions contemplated herein constitute a “going private” transaction under Rule 13e-3 under the Exchange Act. Rule 13e-3 requires, among other things, that certain financial information concerning SKYS and certain information relating to the fairness of the Offer and the Merger and the consideration offered to Unaffiliated Security Holders be filed with the SEC and disclosed to such Unaffiliated Security Holders. Parent has provided such information in this Offer to Purchase and a combined Tender Offer Statement on Schedule TO and Transaction Statement on Schedule 13E-3 and the exhibits thereto filed with the SEC pursuant to Rules 14d-3 and 13e-3 under the Exchange Act. Parent does not presently intend to file a Form 15 to evidence the termination of SKYS’ duty to file reports pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the Ordinary Shares until after the Merger is completed.

7. Related Party Transactions
The information in “Item 7 Major Shareholders and Related Party Transactions — Related Party Transactions,” is incorporated by reference herein from SKYS’ annual report on the Form 20-F filed with SEC on May 19, 2020 (the “SKYS 2019 Form 20-F”).
From January 1, 2020 to the date of this Offer to Purchase, there has been no related party transactions between SKYS and each of its directors and executive officers, on one hand, and each member of the Offeror Group, on the other hand.
8. Interests of SKYS’ Directors and Executive Officers in the Offer and the Merger
Unaffiliated Security Holders should be aware that certain members of the Offeror Group and certain of SKYS’ executive officers and directors have agreements or arrangements that may provide them with interests that may differ from, or be in addition to, those of shareholders generally.
These interests include:
•
Hao Wu, Chairman of the Board of Directors of the Company, is the director of SCHI, which will allow him to participate indirectly in the performance of the Company following the Merger;

•
Xiaoguang Duan, a member of the Board of Directors of the Company, is a beneficial owner and director of Jolmo and CES, as well as the spouse of Jing Kang, which will allow him to participate indirectly in the performance of the Company following the Merger;

•
Xinhua Yu and Benjamin (Binjie) Duan are both members of the Board of Directors of the Company and affiliated with IDG; accordingly both will continue to participate indirectly in the performance of the Company following the Merger; and

•
the continuation of service of the executive officers of the Company in positions that are substantially similar to their current positions, including Rui Chen, beneficial owner of JNKI and Representative Director of Company subsidiary SSJ, continuing in his current role.

As of July 6, 2020, none of the executive officers and directors of the Company other than Xiaoguang Duan held of record or beneficially owned any Ordinary Shares or ADSs.
9. Transactions and Arrangements Concerning the Shares
Except as described in this Offer to Purchase, including Schedule B to this Offer to Purchase, neither any members of the Offeror Group nor, to the best of its knowledge, any of the persons listed on Schedule A to this Offer to Purchase nor any associate or majority-owned subsidiary of any of the foregoing, beneficially owns or has a right to acquire any Ordinary Shares/ADSs, has engaged in any transactions in shares of Ordinary Shares/ADSs in the past 60 days or is a party to any agreement, arrangement or understanding with any other person with respect to Ordinary Shares/ADSs or any other securities of SKYS (including, without limitation, any contract, arrangement, understanding or relationship concerning the transfer of the voting of any such securities, joint ventures, loans or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations). Schedule B to this Offer to Purchase also sets forth certain details regarding acquisitions of Ordinary Shares/ADSs by the Offeror Group during the past two years. To the extent the discussion below summarizes any agreement that has been filed by an Offeror Group member with the SEC, each such summary is qualified entirely by reference to the complete text of the applicable agreement, which is incorporated into this Offer to Purchase by reference. We encourage you to read each such agreement carefully and in its entirety.
Initial Proposal.   On May 25, 2020 Offeror Group members JNKI, IDG, Jolmo, CES, Jing Kang, Bin Shi, SCHI and Kai Ding (the “Initial Consortium”) submitted the Initial Proposal to the Company’s board of directors. In the Initial Proposal, the Initial Consortium proposed to acquire, through an acquisition vehicle to be formed by them, all outstanding Ordinary Shares of the Company not already beneficially owned by the members of the Consortium at US$0.30 per Ordinary Share, or US$6.00 per ADS, in cash. On July 6, 2020, the Offeror Group provided notice to the Company’s board of directors that the Initial Proposal was withdrawn and terminated, effective immediately.

Amended and Restated Consortium Agreement.
On May 25, 2020, the Initial Consortium entered in to the Consortium Agreement, pursuant to which they agreed to form a consortium to work exclusively with one another to undertake a transaction in accordance with the Initial Transaction Scheme and make the Initial Proposal. On July 6, 2020, the Offeror Group (excluding Parent and Purchaser) entered into an Amended & Restated Consortium Agreement (the “A&R Consortium Agreement) which amends and supersedes the Consortium Agreement in its entirety. The A&R Consortium Agreement provides, among other things, for: cooperation in arranging financing; engaging advisors; admission of new members of the consortium; cooperation in obtaining applicable governmental, statutory, regulatory or other approvals, licenses, waivers or exemptions for the consummation of the transactions contemplated by this Offer to Purchase; and cooperation in executing the currently contemplated Offer and Merger transaction scheme. During the period beginning on the date of the original Consortium Agreement and ending the first to occur of (i) the 6-month anniversary of the date of the original Consortium Agreement and (ii) the termination of the A&R Consortium Agreement on the occurrence of other termination events, members of the Offeror Group (excluding Parent and Purchaser) have agreed, among other things, to: (a) work exclusively with each other with respect to the Offer and Merger and any related transactions; (b) not to make a competing proposal for the acquisition of control of the Company; (c) acquire or dispose of any securities of the Company; or (d) enter into any written or oral agreement, arrangement or understanding regarding, or do, anything which is directly inconsistent with the transactions contemplated by this Offer to Purchase.
Rollover and Voting Agreement.
On July 6, 2020, Parent and the Offeror Group members (excluding Parent and Purchaser, the “Rollover Shareholders”)) entered into the Rollover and Voting Agreement (the “Rollover Agreement”), pursuant to which, at the effective time of the Merger, certain of the Ordinary Shares (including those Ordinary Shares represented by ADSs) held by the Offeror Group (the “Rollover Shares”) will be canceled for no consideration. Immediately following the acceptance and payment for Ordinary Shares/ADSs tendered (and not validly withdrawn) in the Offer upon the successful consummation thereof in accordance with its terms and conditions, each Rollover Shareholder will subscribe, or will cause its affiliate to subscribe, and Parent will issue, to such Rollover Shareholder or its affiliate, as the case may be, the number of ordinary shares of Parent set forth in the Rollover Agreement.
Each Rollover Shareholder further agreed, with respect to the Rollover Shares beneficially owned by such Rollover Shareholder, to vote for, at any annual or extraordinary general meeting of the shareholders of the Company (a “Shareholders’ Meeting”) (a) the authorization and approval of the Offer, the Plan of Merger and any related transactions, (b) against any competing transaction or any other transaction, proposal, agreement or action made in opposition to authorization and approval of the Offer and related transactions, including the Merger, or in competition or inconsistent with the Offer and related transactions, including the Merger, (c) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect any of the Offer and related transactions, including the Merger, or the Rollover Agreement or the performance by such Rollover Shareholder of its obligation under the Rollover Agreement, (d) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of any Rollover Shareholder contained in the Rollover Agreement or otherwise reasonably requested by Parent or the Company in order to consummate the Offer and related transactions, including the Merger, (e) in favor of any other matter necessary to effect the Offer and related transactions, including the Merger, and (f) in favor of any adjournment of the Shareholders’ Meeting or other annual or extraordinary general meeting of the shareholders of the Company, however called, at which any of the matters described in (a)  — (e) above is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Parent.
Effective immediately upon the consummation of the Offer and until the effective time of the Merger, each of the Rollover Shareholders also irrevocably agreed to appoint Parent and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) such Rollover Shareholder’s Rollover Shares at any Shareholders’

Meeting or other annual or extraordinary meeting of the shareholders of the Company, however called, including any adjournment thereof.
Each Rollover Shareholder also agreed to not without the prior written consent of Parent, directly or indirectly, (a) offer for sale, sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, charge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of Law or otherwise), either voluntarily or involuntarily, the Rollover Shares, or enter into a contract or arrangement to do the same.
Rollover Shareholders Kai Ding and TCL own 600,000 ADSs and 146,499 ADSs, respectively, that shall not constitute Rollover Shares (the “Non-Rollover Shares”). Under the Rollover Agreement each of Kai Ding and TCL agreed to tender the Non-Rollover Shares that each of them beneficially own into the Offer and to not withdraw or cause such Non-Rollover Shares to be withdrawn from the Offer.
The Rollover Agreement will terminate immediately upon the earlier to occur of (a) the effective time of the Merger, and (b) the valid termination of the A&R Consortium Agreement.
Terminated IDG Share Sale.
Pursuant to a stock purchase agreement (the “Hudson Stock Purchase Agreement”) entered into among Hudson Global Finance DE II, LLC (“Hudson”), IDG-CC and IDG-CCI dated November 14, 2019, Hudson agreed to acquire from IDG-CC. and IDG-CCI 1,000,000 ADSs and 81,949,906 Ordinary Shares in total for an aggregate purchase price of US$25,487,476.50, or $0.25 per Ordinary Share/$5.00 per ADS. The anticipated closing of the Ordinary Share/ADS acquisition contemplated by the Hudson Stock Purchase Agreement was December 31, 2019. On January 16, 2020, Hudson delivered a termination notice to IDG-CC and IDG-CCI, terminating the Hudson Stock Purchase Agreement in accordance with its terms.
Terminated JNKI-Hudson SHA and Mandate Letter
On November 14, 2019, JNKI, Hudson and Parent (at that time named Fusion-Lynx Holdings) entered into a Shareholders Agreement (the “Hudson SHA”) with respect to the Company. JNKI and Hudson intended to, among other things, contribute and/or sell their respective Ordinary Shares/ADSs (whether then owned or acquired in the future) of the Company to Fusion-Lynx Holdings, and thereafter cause Fusion-Lynx Holdings to take steps to acquire the remaining Ordinary Shares/ADSs of the Company (the “Contemplated Transactions”). The Contemplated Transactions were subject to, among other things, the procurement of committed third party financing (the “Contemplated Transaction Financing”), pursuant to a certain Mandate Letter for Proposed Transaction with a multinational financial institution. The Hudson SHA and associated mandate letter terminated in accordance with their terms without consummation of the Contemplated Transactions or Contemplated Transaction Financing.
JNKI Share Acquisition
Pursuant to a stock purchase agreement entered into on March 1, 2019, as amended and restated on October 21, 2019, by and among JNKI, Flash Bright Power Ltd., Rihuaxing Limited, Sunpeak Universal Holdings, Inc. and Bright Reality Investment Limited, JNKI agreed to acquire 45,019,850 Ordinary Shares and 13,386,013 ADSs in total for an aggregate price of $38,026,988.50, or $0.25 per Ordinary Share/$2.00 per ADS (note that the acquisition took place prior to the November 9, 2019 twenty-to-one ADS ratio change, and therefore at the time of the acquisition the ADS ratio was eight-to-one). The transaction closed on October 28, 2019.

THE OFFER
1. Terms of the Offer
Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), Purchaser will accept for payment and pay for all Ordinary Shares and ADSs validly tendered prior to the Expiration Date (as defined below) and not withdrawn in accordance with “The Offer — Section 4. Withdrawal Rights.” The term “Expiration Date” means 12:00 midnight, New York City time, at the end of the day on July 31, 2020, unless and until Purchaser, in accordance with applicable laws and regulations, has extended the period of time during which the Offer is open, in which event the term “Expiration Date” will mean the latest time and date at which the Offer, as so extended by Purchaser, expires.
The Offer is conditioned upon the satisfaction or waiver of certain conditions discussed in “The Offer — Section 11. Conditions to the Offer.” If any of the Offer Conditions has not been satisfied or waived at the scheduled expiration of the Offer, Purchaser may extend the Offer for one or more periods, in consecutive increments of not more than 10 business days each (or such other duration as may be determined by Purchaser), to permit such Offer Condition to be satisfied. In addition, Purchaser must extend the Offer for any minimum period required by applicable law or by any rule, regulation, interpretation or position of the SEC or its staff.
Subject to applicable rules and regulations of the SEC, Purchaser expressly reserves the right to increase the Offer Price, to make other changes in the terms and conditions of the Offer or to waive any condition of the Offer.
Any extension, delay, termination or amendment of the Offer will be followed as promptly as practicable by a public announcement thereof, which will be made in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Subject to applicable law (including Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes), and without limiting the manner in which Purchaser may choose to make any public announcement, Purchaser will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release or other announcement and making any appropriate filing with the SEC.
If Purchaser extends the Offer, if Purchaser is delayed in its acceptance for payment of, or payment (whether before or after our acceptance for payment for the Ordinary Shares and/or ADSs) for,the Ordinary Shares and/or ADSs or is unable to accept Ordinary Shares and/or ADSs for payment pursuant to the Offer for any reason, then, without prejudice to Purchaser’s rights under the Offer, the Tender Agent may retain tendered Ordinary Shares and/or ADSs on behalf of Purchaser, and such Ordinary Shares and/or ADSs may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described in “The Offer — Section 4. Withdrawal Rights.” However, the ability of Purchaser to delay the payment for Ordinary Shares and/or ADSs which Purchaser has accepted for payment is limited by Rule 14e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by, or on behalf of, holders of securities promptly after the termination or withdrawal of the Offer. Purchaser will not make available a subsequent offering period in accordance with Rule 14d-11 promulgated under the Exchange Act.
If Purchaser decreases the percentage of Ordinary Shares being sought or increases or decreases the consideration to be paid for Ordinary Shares and/or ADSs pursuant to the Offer, such increase or decrease will be applicable to all holders whose Ordinary Shares and/or ADSs are accepted for payment pursuant to the Offer and, if the Offer is scheduled to expire at any time before the expiration of a period of ten business days from, and including, the date that notice of such increase or decrease is first published, sent or given to holders of Ordinary Shares and/or ADSs, the Offer will be extended until the expiration of such ten business day period. If Purchaser makes a material change in the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, Purchaser will disseminate additional tender offer materials and extend the Offer to the extent required by Rules 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or change in percentage of securities sought, will depend upon the relevant facts and circumstances then existing, including the relative materiality of the changed terms or information. In a public release, the SEC has stated its view that an offer must remain open for a minimum period of time following a material change in the terms of the Offer and that waiver of a material condition is a material change in the terms of the Offer. The release states that an offer should remain open for a minimum of five business days from the date a material change is first published or sent or given to security holders and that, if material changes are made with respect to information that approaches the significance of price and percentage of Ordinary Shares sought, a minimum of ten business days may be required to allow for adequate dissemination to shareholders and investor response.
Purchaser expressly reserves the right, in its sole discretion, subject to the applicable rules and regulations of the SEC, not to accept for payment any Ordinary Shares or ADSs if, at the expiration of the Offer, any of the conditions to the Offer have not been satisfied or upon the occurrence of any of the events set forth in “The Offer — Section 11. Conditions to the Offer.”
Parent has requested and received from SKYS a copy of SKYS’ shareholder list and security position listings for the purpose of disseminating the Offer to shareholders and has commenced mailing of this Offer to Purchase, the related Letters of Transmittal and other related documents to record holders of Ordinary Shares/ADSs and to brokers, dealers, commercial banks, trust companies and other securities intermediary whose names appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Ordinary Shares/ADSs.
2. Acceptance for Payment and Payment for Shares
Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), and the satisfaction or waiver of all the conditions to the Offer discussed in “The Offer — Section 11. Conditions to the Offer” (if waivable), Purchaser will accept for payment, promptly after the Expiration Date, all Ordinary Shares and ADSs validly tendered on or prior to the Expiration Date and not withdrawn pursuant to the Offer, provided that the Offer has not been terminated by such date, and will pay for such Ordinary Shares and ADSs. Subject to compliance with Rule 14e-1(c) under the Exchange Act, Purchaser expressly reserves the right to delay payment for Ordinary Shares and ADSs in order to facilitate the Merger and comply in whole or in part with any applicable law.
In all cases, payment for Ordinary Shares and ADSs tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Tender Agent of (i) the certificates evidencing such Ordinary Shares/ADSs(the “Share Certificates”) or confirmation (a “Book-Entry Confirmation”) of a book-entry transfer of such Ordinary Shares/ADSs into the Tender Agent’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedures discussed in “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares,” (ii) the Share Letter of Transmittal or the ADS Letter of Transmittal (or a facsimile thereof), as appropriate, properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares”) in lieu of the Share Letter of Transmittal or ADS Letter of Transmittal and (iii) any other documents required by the Share Letter of Transmittal or ADS Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Shares Certificates or Book-Entry Confirmations with respect to Ordinary Shares/ADSs are actually received by the Tender Agent.
For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased for all purposes, Ordinary Shares/ADSs validly tendered and not withdrawn as, if and when Purchaser gives oral or written notice to the Tender Agent of Purchaser’s acceptance for payment of such Ordinary Shares/ADSs pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Ordinary Shares/ADSs accepted for payment pursuant to the Offer will be made by deposit of the Offer Price therefor with the Tender Agent, which will act as agent for tendering shareholders for the purpose of receiving payments from Purchaser and transmitting such payments to tendering shareholders whose Ordinary Shares/ADSs have been accepted for payment. If, for any reason whatsoever, acceptance for payment of any Ordinary Shares/ADSs tendered pursuant to the Offer is delayed, or if Purchaser is unable to accept for payment Ordinary Shares/ADSs tendered pursuant to the Offer, then, without prejudice to Purchaser’s rights discussed in “The Offer — Section 1. Terms of the Offer,” the Tender Agent may nevertheless retain tendered Ordinary Shares/ADSs on behalf of Purchaser, and such Ordinary Shares/ADSs may not be withdrawn, except to the extent that the tendering shareholders are entitled to withdrawal rights as described in “The Offer — Section 4. Withdrawal Rights” and as otherwise required by Rule 14e-1(e) under the Exchange Act.
Under no circumstances will interest on the Offer Price for Ordinary Shares/ADSs be paid, regardless of any extension of the Offer or of any delay in making such payment. No fraction of an Ordinary Share/ADS will be purchased from any holder and all payments to tendering holders of the Ordinary Shares/ADSs pursuant to the Offer will be rounded to the nearest whole cent.
If any tendered Ordinary Shares/ADSs are not accepted for payment for any reason pursuant to the terms and conditions of the Offer, or if Share Certificates are submitted evidencing more Ordinary Shares/ADSs than are tendered, Share Certificates evidencing unpurchased Ordinary Shares/ADSs will be returned, without expense to the tendering shareholder (or, in the case of Ordinary Shares/ADSs tendered by book-entry transfer into the Tender Agent’s account at the Book-Entry Transfer Facility pursuant to the procedure discussed in “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares,” such Ordinary Shares/ADSs will be credited to an account maintained at the Book-Entry Transfer Facility), as promptly as practicable following the expiration or termination of the Offer.
Purchaser reserves the right to transfer or assign, in whole or in part from time to time, to Parent or any direct or indirect wholly-owned subsidiary of Parent, the right to purchase all or any portion of the Ordinary Shares/ADSs tendered pursuant to the Offer. Any such transfer or assignment will not relieve Purchaser of its obligations under the Offer in the event of a breach by the transferee or assignee and will in no way prejudice the rights of tendering shareholders to receive payment for Ordinary Shares/ADSs validly tendered and accepted for payment pursuant to the Offer.
3. Procedures for Accepting the Offer and Tendering Shares
Tender of Ordinary Shares
The Tender Agent has been appointed by Purchaser to act as the centralizing, paying and transfer agent for Ordinary Shares in connection with the Offer. If you are a holder of Ordinary Shares that are not represented by ADSs, and if you intend to tender all or any portion of such Ordinary Shares into the Offer, you should deliver a properly executed Share Letter of Transmittal, and all other documents required by the Share Letter of Transmittal, to the Tender Agent, to be received prior to 12:00 midnight, New York City time, at the end of the day on the Expiration Date. If you hold Ordinary Shares through a broker or other securities intermediary, you must contact such securities intermediary and instruct it to deliver the Ordinary Shares you wish for it to tender on your behalf. Securities intermediaries are likely to establish cut-off times and dates to receive instructions to deliver securities that are earlier than 12:00 midnight, New York City time, at the end of the day on the Expiration Date. You should contact your broker or other securities intermediary to determine the cut-off time and date that is applicable to you.
DO NOT DELIVER ANY DOCUMENTS TO PARENT, PURCHASER, THE INFORMATION AGENT OR THE ADS DEPOSITARY. DELIVERY OF SHARE LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO PARENT, PURCHASER, THE INFORMATION AGENT OR THE ADS DEPOSITARY DOES NOT CONSTITUTE A VALID TENDER.
Tender of ADSs
Any ADS holder that intends to accept the Offer for all or any portion of such holder’s ADSs may validly tender such ADSs by following the instructions below and in the ADS Letter of Transmittal.
Registered Holders of ADRs Evidencing ADSs
If you are a registered holder of ADRs evidencing ADSs, you should properly complete and duly execute the accompanying ADS Letter of Transmittal and all other documents required by the ADS Letter of Transmittal, and you should timely submit these documents bearing your original signature, together with the ADRs evidencing ADSs that you intend to tender, to the Tender Agent at the address set forth on the back cover of this Offer to Purchase, such that the Tender Agent receives these documents before 12:00 midnight, New York City time, at the end of the day on the Expiration Date. Do NOT send any ADRs evidencing ADSs, the ADS Letter of Transmittal or any related documents, to Parent, Purchaser,the ADS Depositary or the Information Agent. Note that, in some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed under the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a signature guarantee of that kind, a “Medallion Guarantee”).
Registered Holders of Uncertificated ADSs
If you are a registered holder of uncertificated ADSs on the books of the ADS Depositary, which is Citibank N.A., you must properly complete and duly execute the accompanying ADS Letter of Transmittal, and timely deliver it bearing your original signature, together with all other documents required by the ADS Letter of Transmittal, to the Tender Agent at the address set forth on the back cover of this Offer to Purchase, such that the Tender Agent receives these documents before 12:00 midnight, New York City time, at the end of the day on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee.
ADSs Held through a Broker or Other Securities Intermediary in The DTC System
If you hold ADSs through a broker or other securities intermediary in the DTC system, you should promptly contact your broker or other securities intermediary and request that the securities intermediary tender your ADSs on your behalf through DTC. In order for a book-entry transfer to constitute a valid tender of your ADSs into the Offer, the ADSs must be tendered by your securities intermediary before 12:00 midnight, New York City time, at the end of the day on the Expiration Date. Further, before 12:00 midnight, New York City time, at the end of the day on the Expiration Date, the Tender Agent must receive (i) a confirmation of such tender of your ADSs and (ii) an Agent’s Message.
The term “Agent’s Message” means a message transmitted to the Tender Agent by DTC, received by the Tender Agent, and forming a part of a book-entry confirmation that states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received and agrees to be bound by the terms of this Offer to Purchase and the ADS Letter of Transmittal and that Purchaser may enforce such agreement against such participant.
DTC, participants in DTC, and other securities intermediaries are likely to establish cut-off times and dates that are earlier than 12:00 midnight, New York City time, at the end of the day on the Expiration Date, to receive instructions to tender ADSs. Note that if your ADSs are held through a broker or other securities intermediary and your securities intermediary tenders your ADSs as instructed by you, your securities intermediary may charge you a transaction or service fee. You should consult your securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.
If you are unable to perform the procedures described above before 12:00 midnight, New York City time, at the end of the day on the Expiration Date, you may still be able to tender your ADSs into the Offer in accordance with the procedures for guaranteed delivery that we are making available (see “— Guaranteed Delivery”).
The method of delivery of the ADS Letter of Transmittal and all other required documents, including delivery through DTC, is at the option and sole risk of the tendering shareholder, and delivery will be considered made only when the Tender Agent actually receives the ADS Letter of Transmittal and all other required documents. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.
DO NOT DELIVER ANY DOCUMENTS TO PARENT, PURCHASER, THE ADS DEPOSITARY OR THE INFORMATION AGENT. DELIVERY OF THE ADS LETTER OF TRANSMITTAL OR ANY

OTHER REQUIRED DOCUMENTS TO PARENT, PURCHASER, THE ADS DEPOSITARY OR THE INFORMATION AGENT DOES NOT CONSTITUTE A VALID TENDER.
Signature Guarantees.   No signature guarantee is required on the Share Letter of Transmittal/ADS Letter of Transmittal if the (i) Share Letter of Transmittal/ADS Letter of Transmittal is signed by the registered holder (which term, for purposes of this Section 3, includes any participant in the Book-Entry Transfer Facility’s systems whose name appears on a security position listing as the owner of the Ordinary Shares/ADSs) of the Ordinary Shares/ADSs tendered therewith, unless such holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Share Letter of Transmittal/ADS Letter of Transmittal or (ii) Ordinary Shares/ADSs are tendered for the account of a financial institution (including most commercial banks, savings and loans associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution,” and collectively, “Eligible Institutions”). In all other cases, all signatures on a Share Letter of Transmittal/ADS Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 1 of the Share Letter of Transmittal. If a Share Certificate is registered in the name of a person other than the signatory of the Share Letter of Transmittal/ADS Letter of Transmittal, or if payment is to be made or delivered to, or a Share Certificate not accepted for payment or not tendered is to be issued, in the name of a person other than the registered holder, then the Share Certificate must be endorsed or accompanied by appropriate duly executed stock powers, in either case signed exactly as the name of the registered holder appears on the Share Certificate, with the signature on such Share Certificate or stock powers guaranteed by an Eligible Institution as provided in the Share Letter of Transmittal. See Instructions 1 and 5 of the Share Letter of Transmittal.
Guaranteed Delivery.   If a shareholder desires to tender Ordinary Shares/ADSs pursuant to the Offer and the Share Certificate(s) evidencing such shareholder’s Ordinary Shares/ADSs are not immediately available, or if such shareholder cannot deliver the Share Certificate(s) and all other required documents to the Tender Agent prior to the Expiration Date, or if such shareholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such Ordinary Shares/ADSs may nevertheless be tendered; provided that all of the following conditions are satisfied:
•
such tender is made by or through an Eligible Institution;

•
a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Purchaser, is received prior to the Expiration Date by the Tender Agent as provided below; and

•
the Share Certificate(s) (or a Book-Entry Confirmation) evidencing all tendered Ordinary Shares/ADSs, in proper form for transfer, in each case together with the Share Letter of Transmittal/ADS Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and any other documents required by the Letters of Transmittal, are received by the Tender Agent within three Nasdaq trading days after the date of such Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Tender Agent and must include a guarantee by an Eligible Institution substantially in the form set forth in the form of Notice of Guaranteed Delivery made available by Purchaser.
In all cases, Ordinary Shares/ADSs will not be deemed validly tendered unless a properly completed and duly executed Share Letter of Transmittal/ADS Letter of Transmittal (or a facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message in lieu of a Share Letter of Transmittal/ADS Letter of Transmittal is received by the Tender Agent.
The method of delivery of Share Certificates, the Share Letter of Transmittal/ADS Letter of Transmittal and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Tender Agent (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Determination of Validity.   All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Ordinary Shares/ADSs, including questions as to the proper completion of any Share Letter of Transmittal/ADS Letter of Transmittal, Notice of Guaranteed Delivery or other required documents and as to the proper form of transfer of any Share Certificates, will be determined by Purchaser in its sole and absolute discretion (which may be delegated to the Tender Agent), which determination will be final and binding on all parties. Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of, or payment for, which may, in the opinion of its counsel, be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any Ordinary Shares/ADSs of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. No tender of Ordinary Shares/ADSs will be deemed to have been validly made until all defects and irregularities have been cured or waived to the satisfaction of Purchaser. Purchaser and the Tender Agent will make reasonable efforts to notify any person of any defect in any Share Letter of Transmittal/ADS Letter of Transmittal submitted to the Tender Agent.
Other Requirements.   By executing the Share Letter of Transmittal/ADS Letter of Transmittal as set forth above, a tendering shareholder irrevocably appoints designees of Purchaser as such shareholder’s attorneys-in-fact and proxies, each with full power of substitution, in the manner set forth in the Share Letter of Transmittal/ADS Letter of Transmittal, to the full extent of such shareholder’s rights with respect to the Ordinary Shares/ADSs tendered by such shareholder and accepted for payment by Purchaser (including, with respect to any and all other Ordinary Shares/ADSs or other securities issued or issuable in respect of such Ordinary Shares/ADSs, on or after the date of this Offer to Purchase). All such powers of attorney and proxies will be irrevocable and considered coupled with an interest in the tendered Ordinary Shares/ADSs. Such appointment will be effective when, and only to the extent that, Purchaser accepts such Ordinary Shares/ADSs for payment. Upon such acceptance for payment, all prior powers of attorney, proxies and consents given by such shareholder with respect to such Ordinary Shares/ADSs(and such other rights and securities) will be revoked without further action, and no subsequent powers of attorney, proxies, consents or revocations may be given nor any subsequent written consent executed by such shareholder (and, if given or executed, will not be deemed to be effective) with respect thereto. The designees of Purchaser will, with respect to the Ordinary Shares/ADSs and other securities for which the appointment is effective, be empowered to exercise all voting and other rights of such shareholder as they in their sole discretion may deem proper at any annual or extraordinary meeting of SKYS’ shareholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. Purchaser reserves the right to require that, in order for Ordinary Shares/ADSs to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment for such Ordinary Shares/ADSs, Purchaser must be able to exercise full voting, consent and other rights with respect to such Ordinary Shares/ADSs or rights, including voting at any meeting of shareholders or executing a written resolution concerning any matter.
The tender of Ordinary Shares/ADSs pursuant to any one of the procedures described above will constitute the tendering shareholders’ acceptance of the Offer, as well as the tendering shareholder’s representation and warranty that such shareholder has the full power and authority to tender and assign the Ordinary Shares/ADSs tendered, as specified in the Share Letter of Transmittal/ADS Letter of Transmittal. Purchaser’s acceptance for payment of Ordinary Shares/ADSs tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of or the conditions to any such extension or amendment).
4. Withdrawal Rights
Except as otherwise provided in this Section 4, tenders of Ordinary Shares/ADSs made pursuant to the Offer are irrevocable.
Ordinary Shares/ADSs tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by Purchaser pursuant to the Offer, may also be withdrawn at any time after September 4, 2020, which is the 60th day after the date of commencement of the Offer.

For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Tender Agent at one of its addresses set forth on the back cover page of this Offer to Purchase. Any such notice of withdrawal must specify the name, address and the taxpayer identification number (“TIN”) of the person who tendered the Ordinary Shares/ADSs to be withdrawn, the number of Ordinary Shares/ADSs to be withdrawn and the name of the registered holder of such Ordinary Shares/ADSs, if different from that of the person who tendered such Ordinary Shares/ADSs. If Share Certificates evidencing Ordinary Shares/ADSs to be withdrawn have been delivered or otherwise identified to the Tender Agent, then, prior to the physical release of such Share Certificates, the serial numbers shown on such Share Certificates must be submitted to the Tender Agent and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Ordinary Shares/ADSs have been tendered for the account of an Eligible Institution. If Ordinary Shares/ADSs have been tendered pursuant to the procedure for book-entry transfer as discussed in “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares,” any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Ordinary Shares/ADSs.
If Purchaser extends the Offer, is delayed in its acceptance for payment of Ordinary Shares/ADSs or is unable to accept Ordinary Shares/ADSs for payment pursuant to the Offer for any reason, then, without prejudice to Purchaser’s rights under the Offer, the Tender Agent may, nevertheless, on behalf of Purchaser, retain tendered Ordinary Shares/ADSs and such Ordinary Shares/ADSs may not be withdrawn, except to the extent that tendering shareholders are entitled to withdrawal rights as described herein.
All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Purchaser, in its sole discretion, whose determination will be final and binding. None of Parent, Purchaser, the Tender Agent, the Information Agent or any other person will be under duty to give notification of any defects or irregularities in any notice of withdrawal nor incur any liability for failure to give any such notification.
Withdrawals of Ordinary Shares/ADSs may not be rescinded. Any Ordinary Shares/ADSs properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Ordinary Shares/ADSs may be re-tendered at any time prior to the Expiration Date by again following one of the procedures described in “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares.”
Purchaser expressly reserves the right, in its sole discretion, to delay acceptance for payment of, or payment for, Ordinary Shares/ADSs in order to comply in whole or in part with any applicable law. If Purchaser is delayed in its acceptance for payment of, or payment for, Ordinary Shares/ADSs or is unable to accept for payment or pay for Ordinary Shares/ADSs pursuant to the Offer for any reason, then, without prejudice to Purchaser’s rights under the Offer (including such rights as are discussed in “The Offer — Section 1. Terms of the Offer” and “The Offer — Section 11. Conditions to the Offer”) (but subject to compliance with Rule 14e-1(c) under the Exchange Act), the Tender Agent may, nevertheless, on behalf of Purchaser, retain tendered Ordinary Shares/ADSs, and such Ordinary Shares/ADSs may not be withdrawn except to the extent tendering shareholders are entitled to exercise, and duly exercise, withdrawal rights as described above.
5. Certain Tax Consequences
Certain United States Federal Income Tax Consequences
The following is a summary of certain United States federal income tax consequences of the Offer and the Merger generally applicable to U.S. Holders (as defined below). The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary United States Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect).
For the purposes of this discussion, a U.S. Holder is a beneficial owner of Ordinary Shares/ADSs that tenders Ordinary Shares/ADSs in the Offer and has such Ordinary Shares/ADSs accepted for payment pursuant to the Offer, or exchanges Ordinary Shares/ADSs for cash pursuant to the Merger, and is: (i) an individual who is a United States citizen or resident for United States federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate that is subject to United States federal income tax regardless of its source, or (iv) a trust if (a) a United States court is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes. If a pass-through entity, including a partnership or other entity classified as a partnership for United States federal income tax purposes, is a beneficial owner of Ordinary Shares/ADSs, the United States federal income tax treatment of an owner or partner generally will depend on the status of such owner or partner and upon the activities of the pass-through entity. Any owner or partner of a pass-through entity holding Ordinary Shares/ADSs is urged to consult its own tax advisor. For United States federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a holder of ADSs will be treated in this manner.
This discussion applies only to U.S. Holders that hold Ordinary Shares/ADSs as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) and does not apply to Ordinary Shares/ADSs acquired pursuant to the exercise of employee stock options or otherwise as compensation, Ordinary Shares/ADSs held as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, or to certain types of holders (including, without limitation, traders in securities that elect to mark their holdings to market, financial institutions, regulated investment companies, real estate investment trusts, insurance companies, United States expatriates, holders subject to the alternative maximum tax under the Code, tax-exempt organizations, persons that hold, directly, indirectly or constructively, 5% or more (by vote or value) of the Company’s equity, holders required to accelerate the recognition of any item of gross income with respect to Ordinary Shares/ADSs as a result of such income being recognized on an applicable financial statement, brokers or dealers in securities or commodities, and persons whose functional currency is not the United States dollar) that may be subject to special rules. This discussion does not address the effect of the alternative minimum tax or the Medicare contribution tax on net investment income or any United States federal estate or gift tax laws, as well as any state, local, non-United States or other tax laws that may be relevant to holders in light of their particular circumstances. There can be no assurance that the Internal Revenue Service (“IRS”) or a court will not take a contrary position with respect to any United States federal income tax considerations described below.
THIS DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. EACH U.S. HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE OFFER AND THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX LAWS AND POSSIBLE CHANGES IN TAX LAWS.
Sale or Exchange of Ordinary Shares/ADSs.   The receipt of cash for Ordinary Shares/ADSs pursuant to the Offer or the Merger by a U.S. Holder will be a taxable transaction for United States federal income tax purposes. In general, a U.S. Holder that sells Ordinary Shares/ADSs pursuant to the Offer or receives cash in exchange for Ordinary Shares/ADSs pursuant to the Merger will recognize gain or loss for United States federal income tax purposes equal to the difference (if any) between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Ordinary Shares/ADSs sold pursuant to the Offer or exchanged in the Merger. If a U.S. Holder acquired different blocks of Ordinary Shares/ADSs at different times or different prices, such holder must determine its tax basis and holding period separately with respect to each block.
Subject to the discussion of the passive foreign investment company rules below, the gain or loss will be long-term capital gain or loss if the U.S. Holder has held such Ordinary Shares/ADSs for more than one year at the time of the completion of the Offer or consummation of the Merger (as applicable). In general, long-term capital gains of a non-corporate U.S. Holder (including an individual U.S. Holder) are eligible for reduced rates of United States federal income tax. There are limitations on the deductibility of capital losses.

Consequences if SKYS is a Passive Foreign Investment Company.   A non-United States corporation, such as the Company, will be classified as a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes if, for any taxable year after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable look-through rules, either (i) 75% or more of its gross income for such year consists of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Passive income generally includes, among other things, dividends, interest, rents, royalties, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For these purposes, the Company is treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock.
The Company disclosed in its previously filed annual reports on Form 20-F that it believes, subject to the respective discussions therein, that it was not a PFIC for its taxable years ended December 31, 2014, December 31, 2015, December 31, 2016, December 31, 2017, December 31, 2018 and December 31, 2019, but that there was significant risk that the Company would become a PFIC for its current taxable year or in the future.
If the Company is classified as a PFIC for any taxable year during which a U.S. Holder holds Ordinary Shares/ADSs, and unless the U.S. Holder made a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether the Company remained a PFIC, on any gain recognized on the sale or other disposition of Ordinary Shares/ADSs, including pursuant to the Offer or Merger. Under the PFIC rules: (i) gain is allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares/ADSs; (ii) the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which the Company is classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and (iii) the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.
As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is regularly traded on a qualified exchange. The Company’s ADSs (but not its Ordinary Shares) are listed on Nasdaq, which is a qualified exchange for these purposes. We believe that the Company’s ADSs should qualify as having been regularly traded, but no assurances may be given in this regard. If a U.S. Holder has made a valid mark-to-market election, then, in lieu of being subject to the PFIC tax and interest charge rules discussed above, any gain such U.S. Holder recognizes upon the sale of ADSs in the Offer, or exchange of ADSs in the Merger, in a year when the Company is a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of disposing of Ordinary Shares/ADSs pursuant to the Offer or the Merger, including the consequences if the Company is or has been classified as a PFIC.
Cayman Islands Tax Consequences
The following is a general discussion on certain Cayman Islands tax consequences of disposing of Ordinary Shares/ADSs pursuant to the Offer or the Merger. The discussion is of a general nature and is a general summary of present law, which is subject to prospective and retroactive change, and is included here for information purposes only. It is not intended to be, and should not be considered to be, legal or tax advice, does not consider the particular circumstances of any holder of Ordinary Shares/ADSs, and does not consider tax consequences other than those arising under Cayman Islands law. Persons disposing of Ordinary Shares/ADSs pursuant to the Offer or the Merger should consult their own tax advisers with respect to their particular circumstances.

The Cayman Islands currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the Government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Offer, the Merger or the receipt of cash for the Ordinary Shares or ADSs under the terms of the Offer or the Merger. This is subject to the qualification that (i) Cayman Islands stamp duty may be payable if any original transaction documents are brought to or executed in or produced before a court in the Cayman Islands (for example, for enforcement); (ii) registration fees will be payable to the Cayman Registrar to register the Plan of Merger; and (iii) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette.
6. Price Range of the Shares; Dividends
The ADSs are listed and traded on the Nasdaq under the symbol “SKYS.” According to the SKYS 2019 Form 20-F, as of December 31, 2020, there were 419,546,494 Ordinary Shares. The following table sets forth, for each of the fiscal quarters indicated, the high and low sales prices per Share as reported on the Nasdaq. These sales prices per share are adjusted to reflect the twenty-to-one ADS ratio change that was effective November 8, 2019.
	Trading Price (US$)
	High	Low
2018
First Quarter	4.17	2.05
Second Quarter	3.37	2.40
Third Quarter	3.12	1.15
Fourth Quarter	2.02	1.12
2019
First Quarter	3.95	1.34
Second Quarter	1.92	1.20
Third Quarter	1.47	1.00
Fourth Quarter	1.91	1.02
2020
First Quarter	1.99	1.01
Second Quarter	4.75	1.21
Third Quarter (through July 2, 2020)	5.04	4.51
On May 22, 2020, the last trading day before SKYS announced the receipt of the Initial Proposal by Offeror Group to acquire all Ordinary Shares not already owned by Offer Group and its affiliates, the per share closing price of SKYS ADS reported on Nasdaq was $3.31. On July 2, 2020, the last full trading day prior to the date of the announcement and commencement of the Offer, the closing sales price of the ADSs on Nasdaq was $4.64. Shareholders are urged to obtain a current market price for the ADSs.
According to the SKYS 2019 Form 20-F, SKYS has not and does not intend to declare or pay any dividends on Ordinary Shares in the near future. SKYS intends to retain most, if not all, of its available funds and any future earnings to operate and expand its business. Any determination to pay dividends in the future will be made at the discretion of the SKYS board of directors and will depend on its results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors the SKYS board of directors deems relevant.
7. Certain Information Concerning SKYS
General.   The information concerning SKYS contained in this Offer to Purchase has been furnished by SKYS or has been taken from, or based upon, publicly available documents and records on file with the SEC and other public sources.

SKYS’ principal offices are located at Unit 417, 4th Floor, Tower Two Lippo Centre, 89 Queensway, Admiralty, Hong Kong Special Administrative Region, People’s Republic of China, and its telephone number at such address is +852 3960 6548.
Financial Information.   The audited consolidated financial statements of SKYS for the years ended December 31, 2017, December 31, 2018 and December 31, 2019 are incorporated by reference to Item 18 of the SKYS 2019 Form 20-F. The reports have been filed with the SEC and may be inspected at, and copies thereof may be obtained from, the same places and in the same manner set forth under “Available Information” below.
SKYS SELECTED FINANCIAL INFORMATION
The selected consolidated financial information with respect to the Company set forth below is derived from the audited consolidated financial statements of SKYS contained in SKYS 2019 Form 20-F. More comprehensive financial information is included in documents filed by the Company with the SEC, and the following financial information is qualified in its entirety by reference to SKYS 2019 Form 20-F, and all of the financial information (including any related notes) contained therein or incorporated therein by reference.
The selected financial information presented below as of and for the fiscal years ended December 31, 2018 and December 31, 2019 has been derived from the Company’s audited consolidated financial statements. The selected financial information should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference therein.
Selected Consolidated Financial Data
(USD in thousands, except per share information or as otherwise noted)
	As of December 31,
	2018	2019
	(audited)
BALANCE SHEET
Current Assets	174,720	566,762
Non-Current Assets	410,947	348,592
Current Liabilities	224,348	90,108
Non-current Liabilities	282,662	278,183
Total shareholders’ Equity	78,207	37,063
	For the year ended December 31,
	2018	2019
	(audited)
STATEMENT OF OPERATIONS
Total Net Revenue	64,669	48,948
Gross Profit	34,407	27,209
Profit (loss) from operations	24,312	(331)
Loss for the year	(22,120)	(42,012)
(Loss) profit for the year attributable to owners of the Company	(21,955)	(42,061)
(Loss) profit for the year attributable to non-controlling interests	(165)	49
Loss per share – basic and diluted	(0.05)	(0.10)
Weighted average number of ordinary shares outstanding – basic and diluted	419,546,514	419,546,514
Net Book Value per Share of Shares
The net book value per Share as of December 31, 2019 was approximately $0.09 based on the number of issued and outstanding Shares of 419,546,494.

Available Information.   The Ordinary Share is registered under the Exchange Act. Accordingly, SKYS is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports and other information with the SEC relating to its business, financial condition and other matters. Information as of particular dates concerning SKYS’ directors and officers, their remuneration, share options granted to them, the principal holders of SKYS’ securities and any material interest of such persons in transactions with SKYS is required to be disclosed in periodic reports and filed with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. SKYS’ filings are also available to the public on the SEC’s website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.
You may contact Georgeson LLC, the Information Agent for the Offer, at +1 (781) 575-2137 from outside the United States, or call toll free at (888) 663-7851 from inside the United States, to request copies of documents incorporated by reference without charge.
8. Certain Information Concerning the Offeror Group
Parent
Parent is an exempted company with limited liability incorporated under the laws of the Cayman Islands. Parent’s principal executive offices are located at Kotobuki Bldg. 9F, Iwamotocho 3-chome 10-4, Chiyoda-ku, Tokyo 101-0032, Japan. Parent’s telephone number at this address is +81-3-5839-2046. Parent’s registered office in the Cayman Islands is located at c/o Walkers Corporate Limited Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008. Parent does not hold any Ordinary Shares/ADSs of the Company. Parent is currently wholly-owned by JNKI, and upon the consummation of the Offer the other Offeror Group members (excluding Parent and Purchaser) will subscribe for shares of Parent as set forth in the Rollover Agreement.
Purchaser
Purchaser is an exempted company with limited liability incorporated under the laws of the Cayman Islands. and a direct wholly-owned subsidiary of Parent. Purchaser’s principal executive offices are located at Kotobuki Bldg. 9F, Iwamotocho 3-chome 10-4, Chiyoda-ku, Tokyo 101-0032, Japan. Purchaser’s telephone number at this address is +81-3-5839-2046. Purchaser’s registered office in the Cayman Islands is located at c/o Walkers Corporate Limited Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008. Purchaser does not hold any Ordinary Shares/ADSs of the Company.
Japan NK Investment K.K.
JNKI is a Japanese corporation with principal executive offices located at Kotobuki Bldg. 9F, Iwamotocho 3-chome 10-4, Chiyoda-ku, Tokyo 101-0032, Japan. JNKI’s telephone number is +81-3-5839-2046. JNKI currently holds 45,019,850 Ordinary Shares and 5,354,405 ADSs. JNKI is an investment holding company that is 40% owned by Renewable Japan Co., Ltd., a Japanese corporation engaged in making equity investments (“Renewable Japan”), and 60% owned by PNF Investment Co., Ltd. (“PNF”), a Japanese corporation engaged in making equity investments. Renewable Japan is controlled by Mr. Katsuhito Manabe. PNF has sole voting control over JNKI, and is itself controlled by Mr. Rui Chen, the representative director of SKYS’ wholly-owned, indirect subsidiary Sky Solar Japan Co., Ltd.
IDG Accel China Capital L.P.
IDG-CC is a limited partnership organized under the laws of the Cayman Islands, with a principal business address of c/o IDG Capital Management (HK) Limited, Unit 5505, The Centre, 99 Queen’s Road Central, Hong Kong. IDG-CC’s telephone number is +852-25291016. IDG-CC currently holds 78,335,914 Ordinary Shares and 955,900 ADSs. The general partner of IDG-CC is IDG-Accel China Capital Associates L.P., a limited partnership organized under the laws of the Cayman Islands. The general partner of IDG-Accel China Capital Associates L.P. is IDG-Accel China Capital GP Associates Ltd., a company organized under the laws of the Cayman Islands. The directors of IDG-Accel China Capital GP Associates Ltd. are Chi Sing Ho and Quan Zhou. IDG-CC is a China-focused private equity investor. It mainly invests in China-related companies, focusing on companies in the information technology, media, healthcare, clean technology and non-technology consumer businesses and services related industries. Xinhua Yu, a partner of IDG Capital Investment Consultancy (Shanghai) Co., Ltd., and Benjamin (Binjie) Duan, a director of IDG Capital, are directors of SKYS.
IDG-Accel China Capital Investors L.P.
IDG-CCI is a limited partnership organized under the laws of the Cayman Islands, with a principal business address of c/o IDG Capital Management (HK) Limited, Unit 5505, The Centre, 99 Queen’s Road Central, Hong Kong. IDG-CCI’s telephone number is +852-25291016. IDG-CCI currently holds 3,613,992 Ordinary Shares and 44,100 ADSs. The general partner of IDG-CCI is IDG-Accel China Capital GP Associates Ltd., a company organized under the laws of the Cayman Islands. The directors of IDG-Accel China Capital GP Associates Ltd. are Chi Sing Ho and Quan Zhou. IDG-Accel China Capital Investors L.P. is a China-focused private equity investor. It mainly invests in China-related companies, focusing on companies in the information technology, media, healthcare, clean technology and non-technology consumer businesses and services related industries. Xinhua Yu, a partner of IDG Capital Investment Consultancy (Shanghai) Co., Ltd., and Benjamin (Binjie) Duan, a director of IDG Capital, are directors of SKYS.
Jolmo Solar Capital Ltd.
Jolmo is a limited company organized under the laws of the British Virgin Islands. Jolmo is an investment holding company with its business address at 14th Floor, building 2, NanDa Softech Science & Technology Innovation Park, 19 QingJiangNan Road, GuLou District, NanJing City, Jiangsu Province, the People’s Republic of China, 210000. Jolmo’s telephone number at this address is +86-025-84730370-8000. Jolmo currently holds 5,400,000 Ordinary Shares. The sole director of Jolmo is Xiaoguang Duan and the sole shareholder of Jolmo is Jiale Dai.
CES Holding Ltd.
CES is a limited company organized under the laws of Hong Kong. CES is an investment holding company with its business address at 14th Floor, building 2, NanDa Softech Science & Technology Innovation Park, 19 QingJiangNan Road, GuLou District, NanJing City, Jiangsu Province, the People’s Republic of China, 210000. CES’ telephone number at this address is +86-025-84730370-8000. CES currently holds 8,000,000 Ordinary Shares. The sole director of CES is Xiaoguang Duan and the sole shareholder of CES is Jiale Dai.
Jing Kang
Jing Kang is an individual and self-employed private investor whose principal business address is 14th Floor, building 2, NanDa Softech Science & Technology Innovation Park, 19 QingJiangNan Road, GuLou District, NanJing City, Jiangsu Province, the People’s Republic of China, 210000. Ms. Kang is a citizen of Canada, and the spouse of Mr. Xiaoguang Duan, a director of both Jolmo and CES. Ms. Kang currently holds 3,800,000 Ordinary Shares. During the past five years, Ms. Kang has not has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors), nor has she been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.
Bin Shi
Bin Shi is an individual and self-employed private investor whose principal business address is 14th Floor, building 2, NanDa Softech Science & Technology Innovation Park, 19 QingJiangNan Road, GuLou District, NanJing City, Jiangsu Province, the People’s Republic of China, 210000. Mr. Shi is a citizen of the People’s Republic of China. Mr. Shi currently holds 737,974 ADSs. During the past five years, Mr. Shi has not has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors), nor has he been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.
Sino-Century HX Investments Limited
SCHI is an exempted company with limited liability organized under the laws of the Cayman Islands with its principal business address at 47th Floor, Maxdo Center, 8 Xingyi Road Shanghai, 200336, China. SCHI’s telephone number is +86-21-6219-1103. SCHI currently holds 4,940,910 Ordinary Shares and is controlled by Hao Wu, the Chairman of the Board of Directors of SKYS.
Kai Ding
Kai Ding is an individual and has served as the president of Shanghai Guanyu Biotech Co., Ltd. since August 2006. Mr. Ding’s principal business address is 229 Shangyi Road, No. 39, Room 302, Shanghai, China. Mr. Ding is a citizen of the People’s Republic of China. Mr. Ding holds 1,000,000 Ordinary Shares and 1,055,466 ADSs. During the past five years, Mr. Ding has not has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors), nor has he been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.
TCL Transportation Holdings Limited
TCL is a limited company organized under the laws of the British Virgin Islands with its principal business address at 18th floor, TCL Tower, Gaoxin South 1st Road, Nanshan District, Shenzhen, China. TCL’s telephone number is +86-755-3331-3830. TCL currently holds 193,333 ADSs. TCL is controlled by Li Dongsheng.
Esteem Venture Investment Limited
Esteem is a limited company organized under the laws of the British Virgin Islands with its principal business address at 18th floor, TCL Tower, Gaoxin South 1st Road, Nanshan District, Shenzhen, China. Esteem’s telephone number is +86-755-3331-3830. Esteem currently holds 61,666 ADSs. Esteem is controlled by Li Dongsheng.
Mamaya Investments Ltd
Mamaya is a limited company organized under the laws of the British Virgin Islands with its business address at HSBC International Trustee (BVI) Limited, Woodbourne Hall, Road Town, Tortola, British Virgin Islands. Mamaya is a an investment holding company. Mamaya’s telephone numbers are +44-15346-72583 and +44-77978-97694. Mamaya currently holds 16,667 ADSs.
Xanadu Investment Ltd. (H.K.)
Xanadu is a company incorporated with limited liability under the laws of Hong Kong. Xanadu is an independent advisory and private equity investment company, focusing on China and South East Asia. Xanadu’s business address and telephone number are 2616, Luk Kwok 72, Gloucester Rd., Wanchai, Hong Kong and +852 9855 2801. Xanadu currently holds 70,000 ADSs.
Development Holding Company Ltd.
DHCL is an exempted company with limited liability organized under the laws of the Cayman Islands with its business address at Shanghai Tower, 29th Floor, Suite 2922, 501 Yincheng Middle Road, Shanghai 200120, China. DHCL is an investment holding company. DHCL’s telephone number is +86 21 6091 4400. DHCL currently holds 24,719 ADSs.

Abdullateef A. AL-Tammar
Abdullateef A. AL-Tammar is an individual and has served as a director of idealiti Advisory Services since December 2009. Mr. AL-Tammar’s business address is Qurtobah Block 2 Plot 1171 Street 1 House 98, Kuwait. Mr. AL-Tammar is a citizen of Kuwait. Mr. AL-Tammar currently holds 44,005 ADSs. During the past five years, Mr. AL-Tammar has not has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors), nor has he been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.
Bjoern Ludvig Ulfsson Nilsson
Bjoern Ludvig Ulfsson Nilsson has served as a director of Jade Invest, an independent private equity investment management firm engaged in control investments in privately owned businesses, since November 2013. Mr. Nilsson’s address is Skyline Mansions Building 1, Apartment 1902, 200 Dongtai Road, Shanghai, China. Mr. Nilsson is a citizen of Sweden. Mr. Nilsson currently holds 4,000,000 Ordinary Shares. During the past five years, Mr. Nilsson has not has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors), nor has he been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.
9. Source and Amount of Funds
The Offer is conditioned upon the commitment letter for the Debt Financing being in full force and effect as of the expiration of the Offer, pursuant to which Purchaser and Parent shall have sufficient funds, after taking into consideration the aggregate proceeds of such debt financing, to pay (x) the aggregate Offer Price assuming all of the Ordinary Shares and ADSs that are issued and outstanding and not owned by Offeror Group (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer) are validly tendered and not properly withdrawn and (y) all fees and expenses expected to be incurred in connection with the Offer.
Parent and Purchaser expect to pay the Offer Price for Ordinary Shares and ADSs validly tendered and not properly withdrawn together with the merger consideration, as the Merger is expected to be consummated shortly after the acceptance for payment of the Ordinary Shares and ADSs validly tendered and not withdrawn promptly the Expiration Date.
Parent and Purchaser estimate that the total funds required to complete the Offer and the Merger and to pay related transaction fees and expenses will be approximately $[•]million. Purchaser anticipates funding these payments with the proceed of the Debt Financing. Funding of the Debt Financing is subject to the satisfaction of the conditions set forth in the Debt Commitment Letter under which the Debt Financing will be provided.
The following summary of certain financing arrangements in connection with the Offer and the Merger is qualified in its entirety by reference to the Debt Commitment Letter, a copy of which is filed as an exhibit to the Schedule TO filed with the SEC and is incorporated by reference herein. Shareholders are urged to read the Debt Commitment Letter for a more complete description of the provisions summarized below.
Secured Loan Facility
On July 5, 2020, Parent received the Debt Commitment Letter from Daiwa Energy & Infrastructure Co. Ltd. (the “Lender”), pursuant to which and subject to the conditions set forth therein, the Lender committed to provide a term loan facility to SKYS’ wholly-owned subsidiary SSJ in an aggregate amount of 4.3 billion Japanese Yen, or approximately $40 million, which SSJ will make available for the Offeror Group to complete the Offer and Merger (the “Loan Facility”). On July 5, 2020, Parent accepted the Debt Commitment Letter.

The Loan Facility from the Lender will remain available for utilization. The Debt Commitment Letter provides a summary of major terms and conditions of the Debt Financing. The definitive loan agreement relating to the loan facility has not been executed as of the date hereof and, accordingly, the actual terms of the loan facility may differ from those described in this Offer to Purchase. In addition, in order to make the proceeds of the Debt Financing available to Offeror Group, concurrently with entry into the definitive loan agreement, SSJ will issue a note to Parent in an amount sufficient for the Offeror Group to complete the Offer and Merger.
Lender’s commitments to provide the Debt Financing to SSJ are subject to, among other things, (i) payment of commitment fee and (ii) the satisfaction of all conditions to this Offer.
The Loan Facility will mature on the date that is twelve months after the date of utilization, and all outstanding amounts under the Loan Facility will be repaid prior to or at the maturity date.
The Loan Facility bears a stated interest rate of 6% per annum for the initial 2 billion Japanese Yen utilized, and a stated interest rate of 8% per annum for the remaining 2.3 billion Japanese Yen utilized. Interest on the loan facility is payable in full on the maturity date.
Until all outstanding amounts and obligations under the Loan Facility have been repaid and discharged in full, the obligations with respect to the Loan Facility shall be secured by assets of SSJ.
10. Dividends and Distributions
If, at any time during the period on or after the date hereof, any change in the number of outstanding Ordinary Shares shall occur as a result of a reclassification, recapitalization, share split (including a reverse stock split), or combination, exchange or readjustment of Ordinary Shares, or any share dividend or share distribution with a record date during such period, the Offer Price payable by Purchaser pursuant to the Offer and the Merger will be equitably adjusted to reflect such change and as so adjusted will, from and after the date of such event, be the Offer Price, subject to further adjustment in accordance with this sentence.
11. Conditions to the Offer
Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Ordinary Shares/ADSs promptly after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations) Purchaser may delay the acceptance for payment for, or the payment for, any Ordinary Shares/ADSs validly tendered and not properly withdrawn, if any of the following conditions has not been satisfied immediately prior to the expiration of the Offer (as extended):
(i)   there shall have been validly tendered and not withdrawn pursuant to the Offer a number of Ordinary Shares (including Ordinary Shares represented by ADSs) that, together with any other Ordinary Shares/ADSs registered in the name of the Offeror Group members, constitutes at least 90% of the total voting power represented by the outstanding Shares of exercisable in a general meeting of the Company (the “Minimum Condition”);
(ii)   the commitment letter for the Debt Financing shall remain in full force and effect as of the expiration of the Offer, pursuant to which Purchaser and Parent shall have sufficient funds, after taking into consideration the aggregate proceeds of such debt financing, to pay (x) the aggregate Offer Price assuming all of the Ordinary Shares and ADSs that are issued and outstanding and not owned by Offeror Group (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer) are validly tendered and not properly withdrawn and (y) all fees and expenses expected to be incurred in connection with the Offer (the “Financing Condition”);
(iii)   no law, statute, rule or regulation shall have been enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Offer or the Merger;
(iv)   (a) no petition or other similar proceeding shall have been filed and remain outstanding, and no order shall have been made or resolution adopted to wind up the Company; (b) no receiver, trustee, administrator or other similar person shall have been appointed in any jurisdiction and be acting in respect of the Company, its affairs or its property or any part thereof and (c) no scheme, order, compromise or other similar arrangement shall have been entered into or made in any jurisdiction whereby the rights of creditors of the Company are, and continue to be, suspended or restricted; and
(v)   no order or injunction of a court or governmental entity of competent jurisdiction shall have been in effect preventing the consummation of the Offer or the Merger in any material respect;
The foregoing Offer Conditions (other than the Minimum Condition and Financing Condition) are for the sole benefit of Purchaser and Parent and, subject to the applicable rules and regulations of the SEC, may be waived by Purchaser, in its sole discretion, in whole or in part, at any time.
Purchaser and Parent further acknowledge that they will disclose any future waiver of any Offer Condition that would constitute a material change to the Offer.
12. Effect of the Offer on the Market for the Shares; Nasdaq Listing; Exchange Act Registration; Margin Regulations
Market for the Shares.   The purchase of Ordinary Shares and ADSs by Purchaser pursuant to the Offer will reduce the number of holders of Ordinary Shares/ADSs and the number of Ordinary Shares/ADSs that might otherwise trade publicly and, depending upon the number of Ordinary Shares/ADSs so purchased, could adversely affect the liquidity and market value of the remaining Ordinary Shares/ADSs held by the public. Purchaser cannot predict whether the reduction in the number of Ordinary Shares/ADSs that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or the marketability of, the Ordinary Shares/ADSs or whether it would cause future market prices to be greater or less than or the same as the Offer Price.
Stock Listing.   Depending upon the number of Ordinary Shares and ADSs purchased pursuant to the Offer, the ADSs may no longer meet the standards for continued listing on the Nasdaq. According to Nasdaq’s published guidelines, the ADSs would not meet the criteria for continued listing on the Nasdaq if, among other things, the total number of SKYS shareholders is not at least 300. If, as a result of the purchase of the Ordinary Shares/ADSs pursuant to the Offer, the ADSs no longer meet these criteria, the listing of ADSs on Nasdaq would be discontinued and the market for the ADSs will be adversely affected. Regardless of whether the ADSs continue to meet the criteria for continued listing on the Nasdaq, after the consummation of the Offer, we intend to cause SKYS to terminate the listing of the ADSs on the Nasdaq.
Exchange Act Registration.   The Ordinary Share is currently registered under the Exchange Act. Registration of the Ordinary Share under the Exchange Act may be terminated upon application of Nasdaq to the SEC, if the ADSs are neither listed on a national securities exchange nor held by 300 or more holders of record. Termination of registration of the Ordinary Share under the Exchange Act would substantially reduce the information required to be furnished by SKYS to its shareholders and to the SEC in respect of the Ordinary Share and would make certain provisions of the Exchange Act no longer applicable to SKYS, such as the requirement of filing an annual report with the SEC. Furthermore, the ability of “affiliates” of SKYS and persons holding “restricted securities” of SKYS to dispose of such securities pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be impaired or eliminated. Purchaser currently intends to seek the delisting of the Class Ordinary Share from Nasdaq and to cause SKYS to terminate the registration of the Ordinary Share under the Exchange Act as soon as practicable after consummation of the Offer if the requirements for such delisting and termination of registration are met.
Margin Regulations.   The Ordinary Shares/ADSs are presently “margin securities” under the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), which status has the effect, among other things, of allowing brokers to extend credit on the collateral of the Ordinary Shares/ADSs. Depending upon factors similar to those described above regarding stock exchange listing and market quotations, it is possible that, following the Offer, the Ordinary Shares/ADSs would no longer constitute “margin securities” for the purposes of the margin regulations of the Federal Reserve Board and, therefore, could no longer be used as collateral for loans made by brokers. In addition, if registration of SKYS` Ordinary Share under the Exchange Act were terminated, the Ordinary Shares/ADSs would no longer constitute “margin securities.”

13. Certain Legal Matters; Regulatory Approvals
General.   Except as described in this Section 13, based on a review of publicly available filings by SKYS with the SEC, neither Parent nor Purchaser is aware of (i) any license or regulatory permit that appears to be material to the business of SKYS that might be adversely affected by the acquisition of Ordinary Shares/ADSs by Parent or Purchaser pursuant to the Offer, the Merger or otherwise, or (ii) except as discussed herein, any approval or other action by any governmental entity that would be required prior to the acquisition of Ordinary Shares/ADSs by Purchaser pursuant to the Offer, the Merger or otherwise. Should any such approval or other action be required, Purchaser and Parent presently contemplate that such approval or other action will be sought.If certain types of adverse action are taken with respect to the matters discussed below, Purchaser could decline to accept for payment, or pay for, any Ordinary Shares/ADSs tendered. See “The Offer — Section 11. Conditions to the Offer” for certain conditions to the Offer, including conditions with respect to governmental actions.
Requirements for a Merger.   Following the consummation of the Offer, Purchaser will consummate a merger with SKYS in which all outstanding Ordinary Shares/ADSs not owned by Offeror Group will be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, without interest, but subject to any applicable per ADS cancellation fees and related fees and withholding taxes. The Merger will be a “short-form” merger in accordance with Part XVI (and in particular section 233(7) of the Companies Law, which does not require the vote of the shareholders of the parties to the Merger. Section 238 of the Companies Law is attached to this Offer to Purchase as an exhibit and provides a procedure for exercising dissenters’ rights in the case of a “long-form” merger. However, as the Merger will be a “short-form” merger in pursuant to section 233(7) of the Companies Law and no shareholder vote on the Merger will be held, holders of Ordinary Shares (including holders of Ordinary Shares represented by ADSs) will not be able to exercise dissenters’ rights under section 238 of the Companies Law, which applies to mergers under the Companies Law in which a shareholder vote is held.
Federal Reserve Board Regulations.   Regulations T, U and X (the “Margin Regulations”) of the Federal Reserve Board restrict the extension or maintenance of credit for the purpose of buying or carrying margin stock, including the Ordinary Shares and ADSs, if the credit is secured directly or indirectly by margin stock. Such secured credit may not be extended or maintained in an amount that exceeds the maximum loan value of all the direct and indirect collateral securing the credit, including margin stock and other collateral. Parent and Purchaser will ensure that the financing of the acquisition of the Ordinary Shares or ADSs will be in compliance with the Margin Regulations.
14. Fees and Expenses
Purchaser and Parent have retained Georgeson LLC to serve as the Information Agent and Computershare Trust Company, N.A. to serve as the Tender Agent in connection with the Offer. The Information Agent may contact holders of Ordinary Shares/ADSs by personal interview, mail, telephone and other methods of electronic communication and may request brokers, dealers, commercial banks, trust companies and other securities intermediary to forward the Offer materials to beneficial holders. Each of the Information Agent and the Tender Agent will receive reasonable and customary compensation for their services, be reimbursed for certain reasonable out-of-pocket expenses and be indemnified against certain liabilities in connection with their services, including certain liabilities and expenses under the federal securities laws.
Except as discussed above, neither Parent nor Purchaser will pay any fees or commissions to any broker or dealer or other person or entity in connection with the solicitation of tenders of Ordinary Shares/ADSs pursuant to the Offer. Brokers, dealers, banks and trust companies will be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding the Offer materials to their customers.
In addition, SKYS will incur its own fees and expenses in connection with the Offer.
15. Miscellaneous
The Offer is being made solely by this Offer to Purchase and the related Letters of Transmittal and is being made to the holders of Ordinary Shares (including Ordinary Shares represented by ADSs) other than

Offeror Group. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Ordinary Shares/ADSs pursuant thereto, Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Ordinary Shares/ADSs in such state.
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF PARENT OR PURCHASER NOT CONTAINED HEREIN OR IN THE LETTERS OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.
Purchaser and Parent have filed with the SEC a combined Tender Offer Statement on Schedule TO and Transaction Statement on Schedule 13E-3 pursuant to Rules 14d-3 and 13e-3 under the Exchange Act, together with all exhibits thereto, furnishing certain additional information with respect to the Offer, which includes the information required by Schedule 13E-3. Such Schedule TO and any amendments thereto, including exhibits, should be available for inspection and copies should be obtainable in the same manner described in “The Offer — Section 7. Certain Information Concerning SKYS.”
SQUARE ACQUISITION CO.
July 6, 2020

SCHEDULE A
INFORMATION CONCERNING DIRECTORS, EXECUTIVE OFFICERS
AND BENEFICIAL OWNERS OF THE OFFEROR GROUP
The following tables sets forth, to the best of our knowledge, for each member of the Offeror Group, his or her name, business or residence address, principal occupation or employment at the present time and during the last five years, and the name of any corporation or other organization in which such employment is conducted or was conducted. During the past five years, to the best of our knowledge, none of individuals below have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which the person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of these laws.
Directors, Executive Officers and Beneficial Owners of Parent
Parent is an exempted company with limited liability incorporated under the laws of the Cayman Islands. Parent’s principal executive offices are located at Kotobuki Bldg. 9F, Iwamotocho 3-chome 10-4, Chiyoda-ku, Tokyo 101-0032, Japan. Parent’s telephone number at this address is +81-3-5839-2046. Parent’s registered office in the Cayman Islands is located at c/o Walkers Corporate Limited Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008. Parent does not hold any Ordinary Shares/ADSs of the Company. Parent is currently wholly-owned by JNKI, and upon the consummation of the Offer the other Offeror Group members (excluding Parent and Purchaser) will subscribe for shares of Parent as set forth in the Rollover Agreement.
Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Rui Chen Director	Mr. Rui Chen is a director of Parent. Mr. Chen’s business address and telephone number are Kotobuki Bldg. 9F, Iwamotocho 3-chome 10-4, Chiyoda-ku, Tokyo 101-0032, Japan and +81-3-5839-2046. Mr. Chen has served as the Representative of Sky Solar Japan Co., Ltd. since 2009. Mr. Chen is a citizen of the People’s Republic of China.
Directors, Executive Officers and Beneficial Owners of Purchaser
Purchaser is an exempted company with limited liability incorporated under the laws of the Cayman Islands. and a direct wholly-owned subsidiary of Parent. Purchaser’s principal executive offices are located at Kotobuki Bldg. 9F, Iwamotocho 3-chome 10-4, Chiyoda-ku, Tokyo 101-0032, Japan. Purchaser’s telephone number at this address is +81-3-5839-2046. Purchaser’s registered office in the Cayman Islands is located at c/o Walkers Corporate Limited Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008. Purchaser does not hold any Ordinary Shares/ADSs of the Company.
Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Rui Chen Director	Mr. Rui Chen is a director of JNKI. Mr. Chen’s business address and telephone number are Kotobuki Bldg. 9F, Iwamotocho 3-chome 10-4, Chiyoda-ku, Tokyo 101-0032, Japan and +81-3-5839-2046. Mr. Chen has served as the Representative of Sky Solar Japan Co., Ltd. since 2009. Mr. Chen is a citizen of the People’s Republic of China..
Directors, Executive Officers and Beneficial Owners of JNKI
JNKI is a Japanese corporation with principal executive office located at Kotobuki Bldg. 9F, Iwamotocho 3-chome 10-4, Chiyoda-ku, Tokyo 101-0032, Japan. JNKI’s telephone number is +81-3-5839-2046.

Schedule A

Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Rui Chen Director	Mr. Rui Chen is a director of JNKI. Mr. Chen’s business address and telephone number are Kotobuki Bldg. 9F, Iwamotocho 3-chome 10-4, Chiyoda-ku, Tokyo 101-0032, Japan and +81-3-5839-2046. Mr. Chen has served as the Representative of Sky Solar Japan Co., Ltd. since 2009. Mr. Chen is a citizen of the People’s Republic of China. Mr. Chen controls PNF, which is a 60% owner of JNKI.
Katsuhito Manabe Shareholder/Control Person	Mr. Katsuhito Manabe is a shareholder of JNKI, and has served as the Representative of Renewable Japan since 2012. Mr. Manabe’s business address and telephone number are Kotobuki Bldg. 9F, Iwamotocho 3-chome 10-4, Chiyoda-ku, Tokyo 101-0032, Japan and +81-3-5839-2046. Mr. Manabe is a citizen of Japan. Mr. Manabe controls RJ, which is a 40% owner of JNKI.
Directors, Executive Officers and Beneficial Owners of IDG
IDG CC is a China-focused investment firm with its principal business address located at c/o IDG Capital Management (HK) Limited, Unit 5505, The Centre, 99 Queen’s Road Central, Hong Kong. IDG CC’s telephone number is +852-2529-1016. IDG CCI is a China-focused investment firm with its principal address located at c/o IDG Capital Investment Consultancy (Beijing) Co., Ltd., 6th F, Tower A, COFCO Plaza, 8 Jianguomennei Avenue, Beijing, 100005, China. IDG CCI’s telephone number is +86-10-8590-1800. The general partner of IDG CC is IDG-Accel China Capital Associates L.P., a limited partnership organized under the laws of the Cayman Islands. The general partner of IDG-Accel China Capital Associates L.P. is IDG-Accel China Capital GP Associates Ltd., a company organized under the laws of the Cayman Islands. The general partner of IDG CCI is IDG-Accel China Capital GP Associates Ltd. The directors of IDG-Accel China Capital GP Associates Ltd. are Chi Sing Ho and Quan Zhou.
Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Chi Sing Ho Director	Mr. Chi Sing Ho has been acting as the CFO of IDG Capital and the director of IDG VC Management Limited for the last five years. Mr. Ho’s business addresses and telephone numbers are c/o IDG Capital Management (HK) Limited, Unit 5505, The Centre, 99 Queen’s Road Central, Hong Kong and c/o IDG Capital Investment Consultancy (Beijing) Co., Ltd., 6th F, Tower A, COFCO Plaza, 8 Jianguomennei Avenue, Beijing, 100005, China and +852-2529-1016 and +86-10-8590-1800, respectively. Mr. Ho is a citizen of Canada.
Quan Zhou Director	Mr. Zhou has been a managing member of the general partner of IDG Technology Venture Investments, L.P. and its successor funds. Mr. Zhou serves as a director of the general partner of each of IDG-Accel China Growth Fund L.P. and IDG-Accel China Capital Fund L.P., and their respective successor funds. He also serves as a director of the general partner of each of IDG China Venture Capital Fund IV L.P. and its successor fund and IDG China Capital Fund III L.P. Mr. Zhou currently serves on the board of directors of CASI Pharmaceuticals, Inc., a NASDAQ-listed company and Yiren Digital Ltd., a NYSE-listed company. Mr. Zhou’s business addresses and telephone numbers are c/o IDG Capital Management (HK) Limited, Unit 5505, The Centre, 99 Queen’s Road Central, Hong Kong and c/o IDG Capital Investment Consultancy (Beijing) Co., Ltd., 6th F, Tower A, COFCO Plaza, 8 Jianguomennei Avenue, Beijing, 100005, China and +852- 2529-1016 and +86-10-8590-1800, respectively. Mr. Zhou is a citizen of the United States of America.
Directors, Executive Officers and Beneficial Owners of Jolmo
Jolmo is a limited company organized under the laws of the British Virgin Islands. Jolmo is an investment holding company with its business address at 14th Floor, building 2, NanDa Softech Science & Technology Innovation Park, 19 QingJiangNan Road, GuLou District, NanJing City, Jiangsu Province, the People’s Republic of China, 210000. The sole shareholder of Jolmo is Jiale Dai. The sole director of Jolmo is Xiaoguang Duan.

Schedule A2

Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Jiale Dai Private Investor/Control Person	Mr. Jiale Dai is the sole shareholder of Jolmo and is a self-employed private investor. Mr. Dai’s residential address is Room 703, Building 82, Yitian Village, 1005 Yitian Road, Futian District, Shenzhen, Guangdong Province, China, 518000. Mr. Dai is a citizen of the People’s Republic of China.
Xiaoguang Duan Director	Mr. Xiaoguang Duan is the sole director of Jolmo and also serves as the director of CES. Mr Duan has also served as the president of the board of Jin Yu Mao Wu Investment Management Co., Ltd. since 2009 and as a director on the board of SKYS since May 2011. Mr. Duan’s business address is 14th Floor, building 2, NanDa Softech Science & Technology Innovation Park, 19 QingJiangNan Road, GuLou District, NanJing City, Jiangsu Province, the People’s Republic of China, 210000. Mr. Duan currently serves as the director of CES and has served as the president of the board of Jin Yu Mao Wu Investment Management Co., Ltd. since 2009. Mr. Duan is a citizen of the People’s Republic of China. Mr. Duan is the spouse of Jing Kang.
Directors, Executive Officers and Beneficial Owners of CES
CES is a company organized under the laws of Hong Kong. CES is an investment holding company with its business address at 14th Floor, building 2, NanDa Softech Science & Technology Innovation Park, 19 QingJiangNan Road, GuLou District, NanJing City, Jiangsu Province, the People’s Republic of China, 210000. The sole shareholder of CES is Jiale Dai. The sole director of CES is Xiaoguang Duan.
Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Jiale Dai Private Investor/Control Person	Mr. Jiale Dai is the sole shareholder of Jolmo and is a self-employed private investor. Mr. Dai’s residential address is Room 703, Building 82, Yitian Village, 1005 Yitian Road, Futian District, Shenzhen, Guangdong Province, China, 518000. Mr. Dai is a citizen of the People’s Republic of China.
Xiaoguang Duan Director	Mr. Xiaoguang Duan is the sole director of Jolmo and also serves as the director of CES. Mr Duan has also served as the president of the board of Jin Yu Mao Wu Investment Management Co., Ltd. since 2009 and as a director on the board of SKYS since May 2011. Mr. Duan’s business address is 14th Floor, building 2, NanDa Softech Science & Technology Innovation Park, 19 QingJiangNan Road, GuLou District, NanJing City, Jiangsu Province, the People’s Republic of China, 210000. Mr. Duan currently serves as the director of CES and has served as the president of the board of Jin Yu Mao Wu Investment Management Co., Ltd. since 2009. Mr. Duan is a citizen of the People’s Republic of China. Mr. Duan is the spouse of Jing Kang.
Directors, Executive Officers and Beneficial Owners of SCHI
SCHI is an exempted company with limited liability organized under the laws of the Cayman Islands with its principal business address at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. Its mailing address is 47th Floor, Maxdo Center, 8 Xingyi Road Shanghai, 200336, China.
Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Hao Wu Director/Control Person	Dr. Hao Wu has served as director of SCHI since August 2010. Dr. Wu has also served as chairman of the board of directors of SKYS since June 2017. Dr. Wu’s business address is 90 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. Dr. Wu is a citizen of the People’s Republic of China.
Directors, Executive Officers and Beneficial Owners TCL
TCL is a limited company organized under the laws of the British Virgin Islands with its principal business address at 18th floor, TCL Tower, Gaoxin South 1st Road, Nanshan District, Shenzhen, China. TCL’s telephone number is +86 (755) 3331 3830.

Schedule A3

Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Du Yuanhua General Manager	Du Yuanhua has served as the general manager of TCL Industries (Hong Kong) Limited since July 2009. Du Yuanhua’s business address is Room 12A, 12/F, Block 11, Discovery Park, Tsuen Wan, N.T. Hong Kong. Du Yuanhua is a citizen of the People’s Republic of China.
Wang Dewei Financial Controller	Wang Dewei has served as the chief financial officer of of TCL Industries (Hong Kong) Limited since April 2019, and prior to that served as the General Manager of the same entity from April 2016 to April 2019. Wang Dewei’s business address is Room 12A, 12/F, Block 11, Discovery Park, Tsuen Wan, N.T. Hong Kong. Wang Dewei is a citizen of the People’s Republic of China.
Li Dongsheng Control Person	Li Dongsheng serves as the Chairman and Chief Executive Officer of TCL Corp. since 1996, and is the controlling person of TCL. Li Dongsheng’s business address is No. C6, TCL International E City, 1001, Zhongshanyuan Road, Nanshan District, Shenzhen, China. Li Dongsheng is a citizen of the People’s Republic of China.
Directors, Executive Officers and Beneficial Owners Esteem
Esteem is a limited company organized under the laws of the British Virgin Islands with its principal business address at 18/f, Block B, TCL Building Gaoxinnan Road Nanshan District ShenZhen, 518000, China. Esteem’s telephone number is +86-755-3331-3830.
Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Dong Ruili Financial Controller	Dong Ruili has served financial controller of TCL Venture Capital since August 2019 and served as auditing director of Taidong Group from June 2014 to July 2019. Dong Ruili’s residential address is Room A420 Phase 1, Zhonghai Kaixuancheng, Huicheng District, Huizhou, Guangdong, China. Dong Ruili is a citizen of the People’s Republic of China.
Lei Huang General Manager	Lei Huang has served as general manager of Wuxi RunChuang Investment Management Corp. since June 2008 and served as investor director of Wuxi Venture Capital Group Corp. Ltd. from June 2005 to June 2008. Lei Huang’s residential address is 78-1102 Yujinwan, Wuxi, China. Lei Huang is a citizen of Canada.
Directors, Executive Officers and Beneficial Owners of Mamaya
Mamaya is a limited company organized under the laws of the British Virgin Islands. Mamaya is an investment holding company with its business address at HSBC International Trustee (BVI) Limited, Woodbourne Hall, Road Town, Tortola, British Virgin Islands. Mamaya’s telephone numbers are +44 1534 672583 and +44 77978 97694.
Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Hamad Tariq Al-Homaizi Managing Partner	Mr. Hamad Tariq Al-Homaizi has served as managing partner of Mamaya since May 2013. Mr. Al-Homaizi’s business address is PO Box 17919, Khaldiya, Kuwait. Mr. Al- Homaizi is a citizen of Kuwait.
Khaledah Kh. Z. Alkhaled Private Investor	Mrs. Khaledah Kh. Z. Alkhaled is a self-employed private investor. Mrs. Alkhaled’s business address is PO Box 17919, Khaldiya, Kuwait. Mrs. Alkhaled is a citizen of Kuwait.
Directors, Executive Officers and Beneficial Owners of Xanadu
Xanadu is a company incorporated with limited liability under the laws of Hong Kong. Xanadu is an independent advisory and private equity investment company, focusing on China and South East Asia. Xanadu’s business address and telephone number are 2616, Luk Kwok 72, Gloucester Rd., Wanchai, Hong Kong and +852 9855 2801.

Schedule A4

Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Eugen von Keller Director	Mr. Eugen von Keller has served as director of Xanadu since October 2001. Mr. Keller’s business address is 2616, Luk Kwok 72, Gloucester Rd., Wanchai, Hong Kong. Mr. Keller is a citizen of Hong Kong (China).
Directors, Executive Officers and Beneficial Owners of DHCL
DHCL is a company incorporated with limited liability under the laws of an exempted company with limited liability organized under the laws of the Cayman Islands with its business address at Shanghai Tower, 29th Floor, Suite 2922, 501 Yincheng Middle Road, Shanghai 200120, China. DHCL’s telephone number is +86 21 6091 4400.
Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Bjoern Ludvig Ulfsson Nilsson Director	Mr. Bjoern Ludvig Ulfsson Nilsson has served as a director of Jade Invest since November 2013. Mr. Nilsson’s address is Skyline Mansions Building 1, Apartment 1902, 200 Dongtai Road, Shanghai, China. Mr. Nilsson is a citizen of Sweden.
Per Jonas Lindblad Director	Mr. Per Jonas Lindblad has served as a director of Jade Invest since November 2013. Mr. Lindblad’s address is 4a Bloomsbury Square, WC1A 2RP, London, UK. Mr. Lindblad is a citizen of Sweden.
Other members participating in its capacity as individuals
Name and Title	Present Occupation or Employment, Employment History, Citizenship and Address
Jing Kang Private Investor	Jing Kang is a self-employed private investor whose principal business address is 14th Floor, building 2, NanDa Softech Science & Technology Innovation Park, 19 QingJiangNan Road, GuLou District, NanJing City, Jiangsu Province, the People’s Republic of China, 210000, and who is the spouse of Mr. Duan. Jing Kang is a citizen of Canada.
Bin Shi Private Investor	Mr. Bin Shi is a self-employed private investor whose principal business address is 14th Floor, building 2, NanDa Softech Science & Technology Innovation Park, 19 QingJiangNan Road, GuLou District, NanJing City, Jiangsu Province, the People’s Republic of China, 210000. Mr. Shi is a citizen of the People’s Republic of China.
Abdullateef A. AL-Tammar Director	Mr. Abdullateef A. AL-Tammar has served as a director of ideality advisory services since December 2009. Mr. AL-Tammar’s principal business address is Qurtobah Block 2 Plot 1171 Street 1 House 98, Kuwait. Mr. AL-Tammar is a citizen of Kuwait.
Bjoern Ludvig Ulfsson Nilsson Director	Mr. Bjoern Ludvig Ulfsson Nilsson has served as a director of Jade Invest since November 2013. Mr. Nilsson’s address is Skyline Mansions Building 1, Apartment 1902, 200 Dongtai Road, Shanghai, China. Mr. Nilsson is a citizen of Sweden.
Kai Ding President	Mr. Kai Ding has served as president of Guanyu Biotech Co., Ltd. since August 2006. Mr. Ding’s principal business address is 229 Shangyi Road, No. 39, Room 302, Shanghai, China. Mr. Ding is a citizen of the People’s Republic of China.

Schedule A5

SCHEDULE B
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth the current ownership of Shares by Offeror Group, and their respective directors, and each associate and majority-owned subsidiary of the foregoing.
	Shares Beneficially Owned	Percentage of Total*	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Japan NK Investment K.K.	152,107,950	36.3%	0	152,107,950	0	152,107,950
PNF Investment Co., Ltd.	152,107,950	36.3%	0	152,107,950	0	152,107,950
Rui Chen	152,107,950	36.3%	0	152,107,950	0	152,107,950
Renewable Japan Co., Ltd.	152,107,950	36.3%	0	152,107,950	0	152,107,950
H&T Corporation	152,107,950	36.3%	0	152,107,950	0	152,107,950
Katsuhito Manabe	152,107,950	36.3%	0	152,107,950	0	152,107,950
IDG-Accel China Capital L.P.(1)	101,949,906	24.3%	97,453,914	4,495,992	97,453,914	4,495,992
IDG-Accel China Capital Associates L.P.(2)	101,949,906	24.3%	97,453,914	4,495,992	97,453,914	4,495,992
IDG-Accel China Capital Investors L.P.(3)	101,949,906	24.3%	4,495,992	97,453,914	4,495,992	97,453,914
IDG-Accel China Capital GP Associates Ltd.(4)	101,949,906	24.3%	101,949,906	0	101,949,906	0
Quan Zhou(5)	101,949,906	24.3%	0	101,949,906	0	101,949,906
Chi Sing Ho(5)	101,949,906	24.3%	0	101,949,906	0	101,949,906
Jolmo Solar Capital Ltd.	5,400,000	1.3%	5,400,000	0	5,400,000	0
CES Holding Ltd.	8,000,000	1.9%	8,000,000	0	8,000,000	0
Jiale Dai(6)	13,400,000	3.2%	0	13,400,000	0	13,400,000
Xiaoguang Duan(7)	17,200,000	4.1%	0	17,200,000	0	17,200,000
Jing Kang	3,800,000	0.9%	0	3,800,000	0	3,800,000
Bin Shi	14,759,480	3.5%	14,759,480	0	14,759,480	0
Sino-Century HX Investments Limited	4,940,910	1.2%	4,940,910	0	4,940,910	0
Kai Ding	21,109,320	5.0%	21,109,320	0	21,109,320	0
TCL Transportation Holdings Limited	3,866,660	0.9%	3,866,660	0	3,866,660	0
Esteem Venture Investment Limited	1,233,320	0.3%	1,233,320	0	1,233,320	0
Mamaya Investments Ltd	333,340	0.1%	333,340	0	333,340	0
Xanadu Investment Ltd. (H.K.)	1,400,000	0.3%	1,400,000	0	1,400,000	0
Abdullateef A. AL-Tammar	880,100	0.2%	880,100	0	880,100	0
Development Holding Company Ltd.	4,000,000	1.0%	4,000,000	0	4,000,000	0
Bjoern Ludvig Ulfsson Nilsson	494,200	0.1%	494,200	0	494,200	0

Schedule B

*
Percentages are calculated based on 419,546,494 Ordinary Shares (including Ordinary Shares represented by ADSs) issued and outstanding as of December 31, 2019, as reported by the Issuer in its Form 20-F filed on May 19, 2020, including, with respect to each Reporting Person, the Ordinary Shares that such person has the right to acquire within 60 days.

(1)
Includes (i) 97,453,914 Ordinary Shares (including 19,118,000 Ordinary Shares as represented by 955,900 ADSs) directly held by IDG-Accel China Capital L.P. and (ii) 4,495,992 Ordinary Shares (including 882,000 Ordinary Shares as represented by 44,100 ADSs) directly held by IDG-Accel China Capital Investors L.P. IDG-Accel China Capital L.P. and IDG-Accel China Capital Investors L.P. have the same ultimate general partner, IDG-Accel China Capital GP Associates Ltd. By virtue of such relationship, IDG-Accel China Capital L.P. may be deemed the beneficial owner of the number of Ordinary Shares beneficially owned by IDG-Accel China Capital Investors L.P.

(2)
Includes (i) 97,453,914 Ordinary Shares (including 19,118,000 Ordinary Shares as represented by 955,900 ADSs) directly held by IDG-Accel China Capital L.P. and (ii) 4,495,992 Ordinary Shares (including 882,000 Ordinary Shares as represented by 44,100 ADSs) directly held by IDG-Accel China Capital Investors L.P. IDG-Accel China Capital Associates L.P. is the general partner of IDG-Accel China Capital L.P. IDG-Accel China Capital GP Associates Ltd. is the general partner of both IDG-Accel China Capital Associates L.P. and IDG-Accel China Capital Investors L.P. By virtue of such relationship, IDG-Accel China Capital Associates L.P. may be deemed the beneficial owner of the number of Ordinary Shares beneficially owned by IDG-Accel China Capital L.P. and IDG-Accel China Capital Investors L.P.

(3)
Includes (i) 4,495,992 Ordinary Shares (including 882,000 Ordinary Shares as represented by 44,100 ADSs) directly held by IDG-Accel China Capital Investors L.P. and (ii) 97,453,914 Ordinary Shares (including 19,118,000 Ordinary Shares as represented by 955,900 ADSs) directly held by IDG-Accel China Capital L.P. IDG-Accel China. Capital L.P. and IDGAccel China Capital Investors L.P. have the same ultimate general partner, IDG-Accel China Capital GP Associates Ltd. By virtue of such relationship, IDG-Accel China Capital Investors L.P. may be deemed the beneficial owner of the number of Ordinary Shares beneficially owned by IDG-Accel China Capital L.P.

(4)
Includes (i) 97,453,914 Ordinary Shares (including 19,118,000 Ordinary Shares as represented by 955,900 ADSs) directly held by IDG-Accel China Capital L.P. and (ii) 4,495,992 Ordinary Shares (including 882,000 Ordinary Shares as represented by 44,100 ADSs) directly held by IDG-Accel China Capital Investors L.P. IDG-Accel China Capital Associates L.P. is the general partner of IDG-Accel China Capital L.P. IDG-Accel China Capital GP Associates Ltd. is the general partner of both IDG-Accel China Capital Associates L.P. and IDG-Accel China Capital Investors L.P. By virtue of such relationship, IDG-Accel China Capital GP Associates Ltd. may be deemed the beneficial owner of the number of Ordinary Shares beneficially owned by IDG-Accel China Capital L.P. and IDG-Accel China Capital Investors L.P.

(5)
Includes 101,949,906 Ordinary Shares indirectly held by IDG-Accel China Capital GP Associates Ltd., consisting of (i) 97,453,914 Ordinary Shares (including 19,118,000 Ordinary Shares as represented by 955,900 ADSs) directly held by IDG-Accel China Capital L.P. and (ii) 4,495,992 Ordinary Shares (including 882,000 Ordinary Shares as represented by 44,100 ADSs) directly held by IDG-Accel China Capital Investors L.P. Quan Zhou and Chi Sing Ho are directors of IDGAccel China Capital GP Associates Ltd. By virtue of such relationship, Quan Zhou and Chi Sing Ho may be deemed the beneficial owner of the number of Ordinary Shares beneficially owned by IDG-Accel China Capital GP Associates Ltd.

(6)
Dai is the sole shareholder of each of Jolmo and CES. Jolmo directly owns 5,400,000, or 1.3%, of the Company’s Ordinary Shares and CES directly owns 8,000,000, or 1.9%, of the Company’s Ordinary Shares, respectively. Accordingly, Dai may thereby be deemed to beneficially own 13,400,000 Ordinary Shares of the Company comprising (x) the 5,400,000 Ordinary Shares owned by Jolmo and (y) the 8,000,000 Ordinary Shares owned by CES, respectively.

Schedule B2

(7)
Duan is the sole director of each of Jolmo and CES. Jolmo Solar directly owns 5,400,000, or 1.3%, of the Company’s Ordinary Shares and CES directly owns 8,000,000, or 1.3%, of the Company’s Ordinary Shares, respectively. In addition, Duan shares voting and/or dispositive power over the 3,800,000, or 0.9%, of the Company’s Ordinary Shares owned by Kang, his spouse. Accordingly, Duan may thereby be deemed to beneficially own 17,200,000 Ordinary Shares of the Company comprising (x) the 5,400,000 Ordinary Shares owned by Jolmo Solar, (y) the 8,000,000 Ordinary Shares owned by CES Holding and (z) the 3,800,000 Ordinary Shares owned by Kang, respectively.

Transactions in the Shares. On June 16, 2020, Xanadu acquired 4000 ADS at a price of US$3.86 per ADS. From July 6, 2018 to November 8, 2019 Kai Ding acquired 2,168,656 ADSs at an average price of $0.59 per ADS and sold 956,656 ADSs at an average price of $1.35 per ADS in transactions on the open market (please note that these transactions took place prior to the twenty-to-one ADS ratio change, and therefore the ADS numbers and price reflect the then-effective ADS ratio of eight-to-one). From November 9, 2019 to April 20, 2020 Kai Ding acquired 493,893 ADSs at an average price of $1.60 per ADS in transactions on the open market. Kai Ding has not engaged in any transactions in the Ordinary Shares or ADSs in the past 60 days. Other than as set forth on this Schedule B and described in this Offer to Purchase, no transactions in the Shares have been effected during the past 60 days by Parent, Purchaser or, to the best of their knowledge, any associate or controlled subsidiary of Offeror Group or any person listed in Schedule A hereto.

Schedule B3

SCHEDULE C
COMPANIES LAW (AS AMENDED) OF THE CAYMAN ISLANDS — SECTION 238
238. RIGHTS OF DISSENTERS
(1)   A member of a constituent company incorporated under this Law shall be entitled to payment of the fair value of that person's shares upon dissenting from a merger or consolidation.
(2)   A member who desires to exercise that person's entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.
(3)   An objection under subsection (2) shall include a statement that the member proposes to demand payment for that person's shares if the merger or consolidation is authorised by the vote.
(4)   Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.
(5)   A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of that person's decision to dissent, stating-
(a)   his name and address;
(b)   the number and classes of shares in respect of which that person dissents; and
(c)   a demand for payment of the fair value of that person's shares.
(6)   A member who dissents shall do so in respect of all shares that that person holds in the constituent company.
(7)   Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of that person's shares and the rights referred to in subsections (12) and (16).
(8)   Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase that person's shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for that person's shares, the company shall pay to the member the amount in money forthwith.
(9)   If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires-
(a)   the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and
(b)   the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.
(10)   A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).
(11)   At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

Schedule C

(12)   Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.
(13)   The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.
(14)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.
(15)   Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.
(16)   The enforcement by a member of that person's entitlement under this section shall exclude the enforcement by the member of any right to which that person might otherwise be entitled by virtue of that person's holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

Schedule C2

The Tender Agent for the Offer to Purchase is:
If delivering by mail:	If delivering by courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021
DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TENDER AGENT.
Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent at its telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Shareholders, Banks and Brokers
Call Toll Free:
(888) 663-7851
Outside the United States:
+1 (781) 575-2137